    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1997.


                                                      REGISTRATION NO. 333-20037
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------

                                AMENDMENT NO. 2

                                       TO
                                   FORM SB-2
            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                             ---------------------
                              SONOMA INTERNATIONAL
                 (Name of Small Business Issuer in its Charter)

              NEVADA                              4493                            94-0880052
 (State or other jurisdiction of      (Primary Standard Industrial             (I.R.S. Employer
  incorporation or organization)      Classification Code Number)           Identification Number)

                        3000 LEXINGTON FINANCIAL CENTER
                           LEXINGTON, KENTUCKY 40507
                                 (606) 281-0000
   (Address and telephone number of registrant's principal executive offices)

                                 JAMES L. FRYE
                              SONOMA INTERNATIONAL
                        3000 LEXINGTON FINANCIAL CENTER
                           LEXINGTON, KENTUCKY 40507
                                 (606) 281-0000
           (Name, address and telephone number of agent for service)
                             ---------------------

                                   Copies to:

                RICHARD F. DAHLSON
                  CRAIG G. ONGLEY                                      ALAN I. ANNEX
              JACKSON WALKER, L.L.P.                            CAMHY KARLINSKY & STEIN LLP
            901 MAIN STREET, SUITE 6000                           1740 BROADWAY, 16TH FL.
                 DALLAS, TX 75202                                NEW YORK, N.Y. 10019-4315

     APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ] __________

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]
                             ---------------------

                        CALCULATION OF REGISTRATION FEE

==========================================================================================================================
                                                                    PROPOSED            PROPOSED
             TITLE OF EACH                                           MAXIMUM             MAXIMUM            AMOUNT OF
          CLASS OF SECURITIES                 AMOUNT TO BE       OFFERING PRICE         AGGREGATE         REGISTRATION
            TO BE REGISTERED                   REGISTERED        PER SECURITY(1)    OFFERING PRICE(1)          FEE
--------------------------------------------------------------------------------------------------------------------------
Common Stock, $.001 par value...........    3,450,000 shares          $6.00            $20,700,000          $6,273.00
--------------------------------------------------------------------------------------------------------------------------
Representative's Warrants to purchase
  Common Stock..........................        300,000              $.0001              $30.00                (2)
--------------------------------------------------------------------------------------------------------------------------
Common Stock underlying Representative's
  Warrants(3)...........................     300,000 shares           $7.20            $2,160,000            $655.00
--------------------------------------------------------------------------------------------------------------------------
Total.............................................................................     $22,860,030          $6,928.00
==========================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the "Securities Act") and includes shares subject to the exercise of the Over-Allotment Option.

(2) No fee is required pursuant to Rule 457(g) under the Securities Act.

(3) Issuable upon the exercise of the Representative's Warrants.

     THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.
================================================================================

     INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.


                  SUBJECT TO COMPLETION, DATED APRIL 17, 1997

                                3,000,000 SHARES

                              SONOMA INTERNATIONAL

                                  COMMON STOCK

     All of the shares of common stock, $.001 par value, (the "Common Stock") offered hereby (the "Offering") are being issued and sold by SONOMA INTERNATIONAL (the "Company"). Although the Company is a public reporting company through a prior registration, prior to the Offering, there has been no material public trading market for the Common Stock and there can be no assurance that such a market will develop after completion of the Offering or, if developed, that it will be maintained. It is currently anticipated that the initial public offering price will be $6.00 per share. For information regarding the factors considered in determining the public offering price of the Common Stock, see "Underwriting."


     The Company intends to apply to have the Common Stock quoted on the Nasdaq National Market under the proposed symbol "SNMA" and on the American Stock Exchange under the proposed symbol "SNM."


     THE SECURITIES OFFERED HEREBY INVOLVE A HIGH DEGREE OF RISK AND IMMEDIATE DILUTION AND SHOULD NOT BE PURCHASED BY INVESTORS WHO CANNOT AFFORD THE ENTIRE LOSS OF THEIR INVESTMENT. SEE "RISK FACTORS" COMMENCING ON PAGE 4 AND "DILUTION" AT PAGE 9.

                             ---------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.

==============================================================================================================
                                                                      UNDERWRITING
                                                 PRICE TO            DISCOUNTS AND           PROCEEDS TO
                                                  PUBLIC             COMMISSIONS(1)           COMPANY(2)
--------------------------------------------------------------------------------------------------------------
Per Share................................           $                      $                      $
--------------------------------------------------------------------------------------------------------------
Total(3).................................           $                      $                      $
==============================================================================================================

(1) Does not include additional compensation payable to National Securities Corporation, the Representative (the "Representative") of the several Underwriters (as defined herein), in the form of a non-accountable expense allowance or the value of the Representative's Warrants granted to Representative to purchase up to 300,000 shares of Common Stock and which were sold to Representative at a nominal price. In addition, see "Underwriting" for information concerning indemnification and contribution arrangements with the Underwriters and other compensation payable to the Representative.
(2) Before deducting expenses estimated to be $1,500,000 payable by the Company including the Underwriter's non-accountable expense allowance.
(3) The Company has granted to the Underwriters an option (the "Over-Allotment Option"), exercisable within 45 days from the date of this Prospectus, to purchase up to 450,000 additional shares of Common Stock upon the same terms and conditions as set forth above solely to cover over-allotments, if any. If the option is exercised in full, the total Price to Public, Underwriting Discounts and Commissions and Proceeds to the Company will be
     $          , $          and $          , respectively. See "Underwriting."

     The shares of Common Stock are offered by the Underwriters, subject to prior sale, when, as and if delivered to and accepted by the Underwriters and subject to approval of certain legal matters by their Counsel and subject to certain other conditions. The Underwriters reserve the right to withdraw, cancel or modify this Offering and to reject any order in whole or in part. It is expected that the delivery of the shares will be made at the offices of National
Securities Corporation in Seattle, Washington on or about             , 1997.

                        NATIONAL SECURITIES CORPORATION
               THE DATE OF THIS PROSPECTUS IS             , 1997

IN CONNECTION WITH THE OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK AT LEVELS ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

     The following summary should be read in conjunction with, and is qualified in its entirety by, the more detailed information and financial statements and notes thereto appearing elsewhere in this Prospectus. Unless otherwise indicated, the information contained in this Prospectus assumes no exercise of the Over-Allotment Option or the Representative's Warrants (as defined). Potential investors should carefully consider the information set forth under "Risk Factors."

                                  THE COMPANY

     Sonoma International (the "Company" or "Sonoma") was formed as a Nevada corporation in 1940 and had no material operations from 1988 until its acquisition of Jamestown Resort & Marina Ltd., Jamestown Resort & Marina, Inc. and Key West Conch Harbor, Inc. in December 1996. As a result of the acquisitions, Sonoma now operates and manages leisure oriented real estate properties. It currently controls two facilities, the Jamestown Resort & Marina and the Key West Conch Harbor. The Jamestown Resort & Marina ("Jamestown"), located on Lake Cumberland in South Central Kentucky, comprises approximately 291 acres of land and water leased from the U.S. Army Corps of Engineers. Jamestown's facilities include: (i) a marina consisting of 805 slips, 645 of which are annual rentals to the public and the remaining 160 of which are used for transient rentals and to house the Company's Jamestown rental watercraft fleet; (ii) the ship's store (which sells groceries, sundries and gifts); (iii) a restaurant; (iv) a fuel depot; (v) yacht club and snack bar; (vi) lodging rentals consisting of 18 individual cabins and 40 suites in a hotel setting called the "Lodge" and (vii) boat rentals comprising 19 pontoon boats, 30 house boats and the Jamestown Queen, a 140 passenger paddle-wheel boat used primarily for sight seeing and dinner cruises. The percentage of total Company gross revenues from Jamestown operations, assuming Key West Conch Harbor was acquired effective January 1, 1995, were 86%, and 71% for the twelve month period ended December 31, 1995 and 1996 respectively. During the twelve months ending December 31, 1996, marina slip rentals accounted for 31% of the Jamestown gross revenues and boat rentals, lodging and fuel sales comprised 16.7%, 17% and 13.7%, respectively, with the restaurant, ship's store and miscellaneous sales responsible for the remainder.


     Key West Conch Harbor ("Key West") is located on approximately two acres of land, owned by the Company, in Key West Florida's "Old Town" preservation district and has approximately 251 feet of frontage on a city street on one end and 221 feet of water front on the opposite end. Key West is primarily a commercial dock and fueling facility which currently consists of a 450 foot newly constructed dock with two 100 foot finger piers, a Texaco Star Port(R) fueling dock and a two story building housing marina operations and a small convenience store with lavatory facilities. Also planned is a restaurant and beverage facility and several retail shops, which the Company intends to lease to third parties. The percentage of total Company gross revenues from Key West, operations assuming Key West Conch Harbor was acquired effective January 1, 1995, were 14% and 29% for the twelve month period ending December 31, 1995 and 1996 respectively. Substantially all Key West's gross revenues are from fuel sales and slip rentals.



     The Company experienced a net loss before extraordinary items, of $611,060 in 1995 and $141,482 in 1996 and a reduction in its accumulated deficit from $4,048,932 in 1995 to $1,671,928 in 1996. Prior to this Offering the Company primarily relied upon indebtedness to fund its improvements as the 1996 historical and pro forma percentage of total capitalization represented by such indebtedness was 102% and 39.7% respectively. However, as a result of the completed acquisitions and the reduction in debt to be accomplished with the proceeds of this Offering, the Company expects to break even or make a small profit in 1997. However, there can be no assurance that the Company will achieve such results. See "Business".


     Sonoma's business strategy is to utilize the Jamestown and Key West facilities as cornerstone properties to provide a base from which to expand its operations through future development and acquisition of leisure oriented real estate properties including hotels, resorts, spas, marinas and other commercial real property. The objective of the strategy is to attempt to balance out uneven cash flow caused by seasonality of the resort and marina business by acquiring properties whose "off " seasons are opposite of each other, and to utilize economies of scale including reducing management personnel, and obtaining quantity discounts for goods the Company resells and supplies the Company uses in its day to day operations.

     Through continuing acquisitions, the Company believes that it may develop additional synergies and cost savings which could provide the Company a greater opportunity to earn a profit. See "Business."

     Unless the context otherwise requires, all references to the Company or Sonoma contained in this Prospectus shall be deemed to refer to the Company and its subsidiaries, Key West and Jamestown. The Company's principal executive offices are located at 3000 Lexington Financial Center, Lexington, Kentucky 40507, and its telephone number is (606) 281-0000.

                                  THE OFFERING


Offering Price.....................................  $6.00 per share
Common Stock offered by the Company................  3,000,000 shares
Common Stock to be outstanding after the
  Offering(1)......................................  5,300,000 shares
Use of proceeds by the Company.....................  For general corporate purposes, including
                                                     $5,280,855 for the retirement of debt and
                                                     payment of accrued interest ($3,912,577 of which
                                                     is owed to insiders or affiliates of the
                                                     Company) and the balance of such net proceeds to
                                                     finance the expansion of the Company, primarily
                                                     through acquisition of similar businesses and
                                                     for working capital and general corporate
                                                     purposes. See "Use of Proceeds."
Proposed Nasdaq symbol.............................  "SNMA"
Proposed American Stock Exchange symbol............  "SNM"


---------------

(1) Does not give effect to shares of Common Stock issuable upon exercise of the Over-Allotment Option, exercise of the Representative's Warrants, or to the 350,000 shares of Common Stock reserved by the Company which may be issued pursuant to the 1996 Long-Term Incentive Plan adopted by the Company. See "Underwriting" and "Management -- Employee Benefit Plans."

                           RISK FACTORS AND DILUTION

     Investment in the Common Stock offered hereby involves a high degree of risk and immediate dilution. Investors should carefully consider the information presented under the caption "Risk Factors" and "Dilution" in this Prospectus, including risks related to the Company's limited operating history, future business expansion and the risks inherent with the Company's business, among others.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

     The following table summarizes certain selected consolidated financial data of the Company and is qualified in its entirety by the more detailed consolidated financial statements contained elsewhere in this Prospectus. The summary consolidated financial data contained in the following table is derived from and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto appearing elsewhere in this Prospectus. Pro forma data is presented as if certain events occurred on the date(s) stated.


                                                           TWELVE MONTHS ENDED DECEMBER 31,
                                                       ----------------------------------------
                                                             HISTORICAL          PROFORMA(1)(2)
                                                       -----------------------   --------------
                                                          1995         1996           1996
                                                       ----------   ----------   --------------
INCOME STATEMENT DATA:
  Revenues...........................................  $4,020,022   $4,157,734     $5,580,661
  Costs and expenses
     Cost of revenues................................   1,876,491    1,765,250      2,574,541
     Selling, general and administrative.............   1,278,390    1,331,226      1,550,889
     Amortization of goodwill........................      30,252       84,423         97,823
     Depreciation and amortization...................     578,603      546,093        611,891
                                                       ----------   ----------     ----------
          Total costs and expenses...................   3,763,736    3,726,992      4,835,144
  Interest expense...................................     867,346    1,025,784        915,485
  Income taxes.......................................          --      453,560        453,560
                                                       ----------   ----------     ----------
  Net income (loss) before extraordinary item........    (611,060)    (141,482)       283,592
  Gain on reduction of obligations...................          --    2,518,486             --
                                                       ----------   ----------     ----------
  Net income (loss)..................................  $ (611,060)  $2,377,004     $  283,592
                                                       ==========   ==========     ==========
  Net income (loss) per share before extraordinary
     item............................................  $    (0.45)  $    (0.10)    $     0.06
  Net income (loss) per share........................  $    (0.45)  $     1.67     $     0.06
  Weight-average shares outstanding..................   1,369,025    1,425,917      4,989,251



                                                                     DECEMBER 31,
                                                      -------------------------------------------
                                                                                      PROFORMA
                                                             HISTORICAL            AS ADJUSTED(3)
                                                      -------------------------    --------------
                                                         1995          1996             1996
                                                      -----------   -----------    --------------
BALANCE SHEET DATA:
  Cash..............................................  $     9,628   $   104,353     $ 9,860,130
  Current assets....................................      240,009       377,572      10,133,349
  Total assets......................................   10,764,526    16,085,643      25,504,788
  Current liabilities...............................    6,973,217     6,099,139       1,731,761
  Long term debt....................................    7,838,872    10,263,786       9,350,309
  Stockholders' equity (deficit)....................   (4,047,563)     (277,282)     14,422,718


---------------

(1) The pro forma income statement data includes a $453,560 deferred income tax benefit which results from the effective change of tax status of Jamestown arising from the acquisition transactions as described in Note A to the consolidated financial statements.

(2) Adjustment to reflect the full year of operations of Key West and 1996 activity of Sonoma. Also, reflects the $444,454 reduction of interest expense resulting from the pay down of debt in accordance with the use of proceeds. Further, reflects $11,339 of Key West goodwill amortization, assuming the Company had acquired Key West at January 1, 1996.

(3) Adjusted to reflect the sale of the 3,000,000 shares of Common Stock offered hereby, deduction of underwriting discounts and commissions and estimated offering expenses and the application of the estimated net proceeds therefrom (assuming an initial public offering price of $6.00 per share). See "Capitalization" and "Use of Proceeds."

    Unless otherwise indicated, all information in this Prospectus assumes that there is no exercise of the Over-Allotment Option or the Representative's Warrants and does not give effect to the 350,000 shares of Common Stock which are reserved by the Company and may be issued pursuant to the 1996 Long-Term Incentive Plan. See "Underwriting" and "Management -- Employee Benefit Plans."

                                  RISK FACTORS

     THE SECURITIES OFFERED HEREBY ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK, INCLUDING THE RISKS DESCRIBED BELOW. IN ADDITION TO THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, PROSPECTIVE INVESTORS SHOULD CAREFULLY CONSIDER THE FOLLOWING RISK FACTORS RELATING TO THE BUSINESS OF THE COMPANY AND THE OFFERING TOGETHER WITH ALL THE INFORMATION AND FINANCIAL DATA SET FORTH IN THIS PROSPECTUS. COMMON STOCK SHOULD BE PURCHASED ONLY BY INVESTORS WHOSE FINANCIAL POSITION AND RESOURCES ARE SUFFICIENT TO ENABLE THEM TO ASSUME SUCH RISKS OF LOSS.

FINANCIAL CONDITION; EARLY STAGES OF DEVELOPMENT


     The Company recently acquired Jamestown and Key West and intends to continue to acquire primarily leisure oriented properties. As a result, the Company is in the early stages of the implementation of its business plan and there can be no assurance that the Company's will be able to acquire other properties consistant with its plan. In addition, Key West is currently under continuing development with its commercial dock and fueling facilities completed in 1996. Accordingly, it is anticipated that, even upon repayment of certain debt and the corresponding decrease in the interest expense, the Company expects only to break even or make a small profit in 1997. Consequently, there can be no assurance that the Company's strategies or business plan will be successful in the future and that the Company will ever generate sufficient revenues to meet its operating expenses, to permit projected expansion or to operate profitably. See "Business", "Financial Statements", and "Management's Discussion and Analysis of Financial Condition and Results of Operations."



HISTORY OF LOSSES; ACCUMULATED DEFICIT; RELIANCE ON DEBT



     The Company incurred a net loss (before extraordinary items) of $611,060 for the year ended December 31, 1995 and a net loss of $141,482 for the year ended December 31, 1996. The accumulated deficit has been reduced from $4,048,932 as of December 31, 1995 to $1,671,928 as of December 31, 1996 as the
result of an extraordinary gain in 1996. The Company has primarily relied upon indebtedness to fund its improvements as the 1996 historical and pro forma percentage of total capitalization represented by such indebtedness was 102% and 39.7% respectively. There can be no assurance that the Company will ever achieve or be able to sustain profitability. See "Financial Statements."


LIMITED CAPITAL; NEED FOR SIGNIFICANT ADDITIONAL FINANCING; FUTURE DILUTION


     The Company has met its capital and operating requirements to date through private sales of equity, through borrowings from affiliates and unaffiliated third parties and from operational cash flow. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Liquidity and Capital Resources." Based upon the Company's business strategy, management believes that the proceeds from the Offering will be sufficient to meet the Company's cash requirements for at least twelve months following completion of the Offering. See "Use of Proceeds." The Company's business strategy is to continually grow through acquisitions however, any expansion plans after the Company's expenditure of the proceeds of this Offering, as a result of the Company's limited capital will depend upon revenues, if any, from operations and the availability of future private or public equity offerings or debt financing in sufficient sums to fund any such expansion. Any future equity offerings could result in substantial dilution of the holdings of existing stockholders. Although the Company has met a significant portion of its Capital and operating requirements in the past through borrowings from affiliates (currently $3,912,577) there can be no assurance that the Company may rely on such affiliates for loans in the future. The Company has no commitments for additional financing and there can be no assurance that the Company will have sufficient revenues or be able to obtain additional financing on satisfactory terms or that it will be able to maintain profitable operations. See "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Business -- Business Strategy" and "Financial Statements."

ENVIRONMENTAL REGULATIONS AND LIABILITY

     The industry in which Sonoma operates is subject to numerous environmental laws and regulations at federal, state and local government levels. Primary among these are those which affect (i) the Company's fuel storage and retail fueling operations and (ii) the Company's ability to develop additional facilities, including increasing dockage may require permits or approval due to the environmental impact on inland or coastal waterways. Key West has been designated by the State of Florida as a potentially contaminated site; however no remedial action has been required. Should remedial action be required in the future, Key West has been contractually indemnified by Chevron USA, Inc. for all costs of such remedial action. However, there can be no assurance that no remedial action will be required or that Chevron will be capable of honoring its indemnification obligation to Key West. The Company's profitability and business strategy are dependent upon the Company's ability to maintain its operations within the confines of numerous environmental rules and regulations, including any future changes in such rules and regulations. Should the Company be liable for any significant fuel spill, fuel tank leakage or other environmental hazard which in turn would require the Company to expend significant financial resources to clean up or rectify such a problem or pay damages or substantial fines, such expenditures could materially adversely affect the Company's financial condition to the point that the Company could no longer continue to be solvent. See "Government Regulations."


IMMEDIATE SUBSTANTIAL DILUTION; DISPROPORTIONATE RISK OF LOSS; CONTROL BY
INSIDERS



     Upon the completion of the Offering, there will be an immediate dilution to public investors in that the net tangible book value of the Common Stock will be approximately $2.47 per share, $3.53 per share less than the public offering price of $6.00 per share. Accordingly, the public investors will bear the preponderant part of the financial risk associated with the Company's business. The Company's management and principal stockholders will control 28.4% of the Common Stock upon completion of this Offering and will have significant influence as to the direction and management of the Company. See "Dilution", "Description of Capital Stock," "Capitalization," and "Principal Stockholders."


RISKS ASSOCIATED WITH ACQUISITIONS

     The Company intends to grow primarily from strategic acquisitions. There can be no assurance that the Company will be able to identify, acquire or profitably manage acquired companies or successfully integrate such operations into the Company without substantial costs, delays or other problems. In addition, there can be no assurance that companies acquired in the future will be profitable at the time of their acquisition or will achieve levels of profitability that justify the investment therein. Acquisitions may involve a number of special risks, including adverse short-term effects on the Company's reported operating results, diversion of management's attention, dependence on retaining, hiring and training key personnel, and risks associated with unanticipated problems or legal liabilities, some or all of which could have a material adverse effect on the Company's financial condition and results of operations. See "Business -- Business Strategy."

BROAD DISCRETION OVER APPLICATION OF PROCEEDS


     The Company intends to use approximately $9,419,000 million or 64% of the net proceeds of the Offering for working capital and future acquisitions/expansion of the Company, however, there is no specific amount allocated to these purposes as the Company has not identified any specific acquisitions to acquire in the near future. Consequently, management of the Company will have broad discretion in determining the manner in which a substantial portion of the net proceeds of the Offering are used or applied.



LEGAL LIABILITY AND ADEQUACY OF INSURANCE


     The Company's ownership, operation and management of all or a portion of its resort and marina facilities including the Jamestown Queen paddle-wheel excursion boat, its dock, fueling station and rental watercraft expose the Company to potential third-party claims or litigation by the users of the facilities for personal injury or other damages arising from their use of the Company leased or owned facilities including possible damage to user owned watercraft from the negligence of the Company's employees, agents or contractors. The Company presently maintains in effect the types of insurance customary to the leisure/marine industry including coverage for personal injury, bodily injury, death or property damage to a third party where the Company is found negligent and for property and casualty risks. The Company believes that it is adequately insured given its analysis of the risks inherent with its operations and its historical claims of loss. There can be no assurance, however, that the Company's insurance will be adequate to cover all potential third party claims, all property or casualty losses, can be maintained economically or will be adequate to cover all potential liabilities which the Company may experience. To the extent the Company's insurance should prove to be inadequate, any short fall would have a negative impact upon the Company's financial condition and results of operations. See "Business."


ECONOMIC AND SEASONAL CONDITIONS

     The Company's business is seasonal in nature and is also subject to economic fluctuations. Use of the Company's facilities and purchase of its products and services is leisure oriented and thus discretionary and is likely to decline during recessionary periods when disposable income is lower. Any significant declines in general economic conditions or uncertainties regarding future economic prospects affecting consumer spending habits could have a material adverse effect on the Company's business, financial condition and results of operations.

     Use of the Company's services declines during certain times of the year depending upon weather conditions. The Company's operations at Jamestown normally decline in the winter, while use of the Company's Key West facilities normally declines slightly in the summer months. Such seasonal variations can materially affect the Company's ability to sell its services, resulting in uneven operational cash flow among fiscal quarters. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WEATHER RISKS

     The Company's current facilities are located on or near large bodies of water which makes them subject to a substantial risk of damage due to adverse weather, including storms. Key West is located in a geographical area which has a significant history of hurricanes.


     The potential damage to the Company from such adverse weather is both physical and economic. The physical damage could consist of damage to a number of the Company's properties and their improvements including but not limited to docks, Company owned watercraft, guest accommodations, fuel pumps and storage tanks. Economic damage would include lost revenues due to (i) damaged facilities not being available for use and (ii) cancellation of accommodations, boat reservations, and a decreased use of other facilities by customers in response to the threat of bad weather or as a result of adverse weather. Such lost revenues may adversely affect the Company's financial condition. Although the Company is required by the terms of its major indebtedness to have adequate casualty insurance and currently maintains such insurance, there can be no assurance that the Company will maintain such insurance in the future, that such insurance will be available or that such insurance will have sufficient limits to adequately cover the Company's cost and expenses to repair or replace damaged improvements or personal property. Any significant damage over and above the Company's insurance policy limits, if any, and any resultant reduction in revenues from such damage whether covered by insurance or not, may have a substantial negative impact on the Company's profitability or cause the Company to cease as a going concern. See "Business."


ABSENCE OF PRIOR MARKET FOR COMMON STOCK

     Prior to the Offering, there has been no active public market for the Common Stock. There can be no assurance that an active public market for the Common Stock will develop or be sustained after the Offering. If no active market in the Common Stock develops, it may be difficult for investors to resell their Common Stock. The initial public offering price has been determined by negotiations between the Company and the Representative, and may bear no relationship to the market price for the Common Stock after the Offering. Prices for the Common Stock will be determined by the market and may be influenced by a number of factors, including the depth and liquidity of the market for the Company's Common Stock, investor perceptions of the Company and general economic and other conditions. See "Underwriting."

POTENTIAL CONFLICTS OF INTEREST


     R. Dudley Webb, Chairman of the Board of the Company, is the principal shareholder, Chairman and Chief Executive Officer of the Webb Companies, a real estate concern located in Lexington, Kentucky which develops, manages and owns portions of a number of commercial real estate projects. Although the Company and the Webb Companies have separate real estate objectives, there can be no assurance that there may be a property or opportunity in which both companies may be interested. In addition, there may be opportunities which the Company and the Webb Companies may be jointly involved in and from which both companies will expect to make a profit. Consequently, in recognition of the fiduciary duty owed to the Company and its stockholders, should a conflict result or a joint opportunity occur, Mr. Webb has orally agreed in statements to the Board of Directors of the Company, that the Webb Companies will not pursue any conflicting property or opportunity and he will abstain from any voting by the Board of Directors concerning such opportunities or properties. However, there can be no assurance that other conflicts of interest involving Mr. Webb or entities in which Mr. Webb owns a substantial interest may not arise. See "Certain Transactions."


COMPETITION

     The Company competes primarily on the basis of the quality and range of services offered, desirability of its facilities, location to its customers, its experience in managing its facilities and its ability to offer an economic value to its customers. In any given market, the Company may have several direct competitors offering similar services to those of the Company. Some of these competitors may have greater financial, operating or management resources than the Company. See "Competition."

SHARES ELIGIBLE FOR FUTURE SALE

     An aggregate of 1,546,273 shares of Common Stock owned by the principal stockholders of the Company and an aggregate of 453,727 shares of Common Stock owned by a group of 26 stockholders are restricted securities and will be eligible for sale in the public market pursuant to Rule 144 promulgated under the Securities Act of 1933, as amended (the "Securities Act") in December, 1997. An additional 207,893 shares are held by numerous stockholders and are restricted shares currently eligible for sale in the public market pursuant to Rule 144 of the Securities Act. Although the principal stockholders have advised the Company that they have no present intention of disposing of any shares of Common Stock, the principal stockholders may (either individually or as a group) in the future seek to dispose of all or a portion of such shares through a registered public offering or otherwise. The directors, officers and certain other holders of the Common Stock (totaling 1,546,273 shares) have entered into lock-up agreements whereby they have agreed not to, directly or indirectly, agree or offer to sell, sell, transfer, assign, distribute, grant an option for purchase or sale of, pledge, hypothecate or otherwise encumber or dispose of any beneficial interest in such Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. See "Shares Eligible for Future Sale." A decision by a significant number of principal stockholders to effect a disposition of their shares could adversely affect the prevailing market price of the Common Stock as well as impair the Company's ability to raise capital through the issuance of additional equity or debt securities. See "Principal Stockholders."

     In addition, the Company has reserved 350,000 shares of Common Stock for future issuance under the Company's 1996 Long-Term Incentive Plan. Sales of a substantial number of shares issued under the Company's 1996 Long-Term Incentive Plan could adversely affect the prevailing market price of the Common Stock and cause further dilution. See "Management -- Compensation of Directors", "Management -- Employee Benefit Plans" and "Dilution."

POSSIBLE VOLATILITY OF COMMON STOCK

     From time to time after the Offering, there may be significant volatility in the market place of the Common Stock. If the Company is unable to operate its facilities profitably or develop facilities at a pace that reflects the expectations of the market, investors could sell shares of the Common Stock at or after the time that it becomes apparent that such expectations may not be realized, resulting in a decrease in the market price of the Common Stock. In addition to the operating results of the Company, changes in earnings estimated by analysts, changes in general conditions in the economy or the financial markets or other developments affecting the Company could cause the market price of the Common Stock to fluctuate substantially. In recent years, the stock market has experienced extreme price and volume fluctuations. This volatility has had a significant effect on the market prices of securities issued by many companies for reasons unrelated to their operating performance. See "Business."

NO DIVIDENDS ANTICIPATED

     The Company has never paid any cash dividends on its Common Stock. The Company anticipates that in the future, earnings, if any, will be retained for use in the business and that cash dividends with respect to the Common Stock will not be paid. See "Dividend Policy."

RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS CONTAINED IN THIS PROSPECTUS

     This Prospectus contains forward-looking statements regarding the plans and objectives of management for future operations including plans and objectives relating to the acquisition of additional real property for the business. When used in this Prospectus the words "anticipate", "believe", "estimate", "expect" and "projected" and similar expressions as they relate to the Company or management of the Company are intended to identify forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein. The Company does not intend to update these forward-looking statements.

                                USE OF PROCEEDS

     The net proceeds to be received by the Company from the sales of shares of Common Stock offered hereby, after deducting the underwriting discount and the estimated expenses of the Offering are expected to be approximately $14,700,000 ($17,049,000 if the Over-allotment Option is exercised in full), assuming a public offering price of $6.00 per share.

     The Company anticipates that the proceeds of the Offering will be used as follows:

                                                              APPROXIMATE    APPROXIMATE
               APPLICATION OF NET PROCEEDS(1)                   AMOUNT         PERCENT
               ------------------------------                 -----------    -----------
Repayment of Long Term Debt(2)..............................  $5,167,981          35%
Repayment of accrued interest on Long Term Debt.............     112,874           1
Expansion of Company's Business including Acquisitions and
  Working Capital...........................................   9,419,145          64

---------------


(1) The application of net proceeds entries listed above are in order of priority and reflect the Company's principal reasons for this Offering: to reduce debt and to fund growth of the Company through acquisitions. Any additional net proceeds realized from the exercise of the Over-allotment Option will be added to the Company's working capital.


(2) The following table details the debt to be repaid from the net proceeds of the Offering as of December 31, 1996:

                                                                                       AMOUNT TO
          DESCRIPTION               MATURITY DATE             INTEREST RATE            BE REPAID
          -----------               -------------             -------------            ----------
Jamestown:
  Webb Family Trust.............      On Demand             1 1/2% over prime          $1,852,777
  Bank of Mt. Vernon............   April 30, 2000             2% over prime               170,318
  Webb Family Trust.............      On Demand                    11%                    200,000
  Jamestown former Limited
     Partners...................      On Demand               1% over prime               360,000
  Caterpillar Financial.........  October 22, 2001                 7.4%                   800,332
  Webb Family Trust.............      On Demand                   10.0%                   707,500
                                                                                       ----------
                                                                                        4,090,927
Key West:
  Marla Collins Webb............      On Demand                     0%                    517,300
  Joseph H. Roth................   January 5, 2004                10.0%                   140,201
  Community Bank of
                                                        1 3/4% over the banks base
  Homestead.....................  February 3, 1999                 rate                   144,553
  A. Frederick Skomp............      On Demand                     0%                    175,000
  A. Frederick Skomp............      On Demand               1% over prime               100,000
                                                                                       ----------
                                                                                        1,077,054
                                                                                       ----------
          TOTAL.................                                                       $5,167,981
                                                                                       ==========

     The Company estimates that the indebtedness to be repaid with a portion of the proceeds of the Offering will have a weighted average interest rate of approximately 8.2% and a weighted average maturity of approximately 1.1 years as of December 31, 1996. The amount of the above indebtedness due to affiliates and insiders is $3,912,577 including the Webb Family Trust, Jamestown former Limited Partners, Marla Collins Webb and A. Frederick Skomp. See "Certain Transactions."

     Assuming the Over-allotment Option and Representative's Warrants are not exercised, the Company intends to use approximately $5,167,981 of the proceeds from the Offering to repay outstanding long term debt of the Company, $9,419,145 to finance expansion of the Company's business through additional development of current properties or acquisition of additional facilities and properties and for general working capital. The amount of the net proceeds to be used for additional development of facilities is currently unknown as no actual building plans from which estimates of such expenses could be calculated have been made and may also be subject to negotiations with third parties who may be willing to pay a portion or all the development cost. The Company, as part of its expansion plans, may take advantage of future acquisition opportunities, although the Company has not identified any specific businesses that it will seek to acquire and has not entered into substantial negotiations with respect to any acquisition. See "Business -- Business Strategy."

     Until utilized for the above purposes the net proceeds from the Offering will be invested in short-term investment grade securities.

                                DIVIDEND POLICY

     The Company currently plans to retain all available earnings, if any, generated by its operations for the future development and growth of its business and does not anticipate paying cash dividends in the foreseeable future. Any future determination as to dividend policy will be made at the discretion of the Board of Directors of the Company and will depend on a number of factors, including future earnings, capital requirements, cash availability, financial condition, loan covenants and future prospects of the Company and such other factors as the Board of Directors deems relevant.

                                    DILUTION

     As of December 31, 1996, the pro forma net tangible book value of the Common Stock was $(0.84) per share. Net tangible book value per share is equal to the Company's total tangible assets less liabilities, divided by the number of outstanding shares of Common Stock. After giving effect to the sale by the Company of the 3,000,000 shares of Common Stock offered hereby at the estimated public offering price of $6.00 per share and the application of the net proceeds as set forth under "Use of Proceeds", the pro forma net tangible book value of the Common Stock at December 31, 1996 would have been $13,093,550 or $2.47 per share. This represents an immediate increase in pro forma net tangible book value of $3.31 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $3.53 per share to persons purchasing shares at the public offering price in the Offering ("New Stockholders"). The following table illustrates this dilution:

Assumed public offering price...............................            $6.00
  Pro forma net tangible book value per share before the
     Offering...............................................  $(0.84)
  Increase in net tangible book value per share attributable to New Stockholders....................................  $ 3.31
Pro forma net tangible book value per share after the
  Offering..................................................            $2.47
                                                                        -----
Dilution per share to New Stockholders(1)...................            $3.53
                                                                        =====

---------------

(1) Dilution is determined by subtracting pro forma net tangible book value per share, after giving effect to the Offering, from the assumed initial offering price per share.

     Assuming the Over-allotment Option is exercised in full, such pro forma net tangible book value after the Offering would be $2.75 per share, the immediate increase in pro forma net tangible book value of shares owned by the existing stockholders would be $3.59 per share and the immediate dilution to the New Stockholders would be $3.25 per share.

     The following table summarizes on a pro forma basis as of December 31, 1996, the difference between the existing stockholders and the New Stockholders with respect to the number of shares purchased from the Company, the total consideration paid and the average price per share:

                                    SHARES PURCHASED      TOTAL CONSIDERATION     AVERAGE
                                   -------------------   ---------------------     PRICE
                                    NUMBER     PERCENT    AMOUNT(S)    PERCENT   PER SHARE
                                   ---------   -------   -----------   -------   ---------
Existing stockholders............  2,300,000    43.4%    $ 7,398,855(1)  33.5%     $3.22
New Stockholders.................  3,000,000    56.6%    $14,700,000     66.5%     $6.00(2)
                                   ---------   ------    -----------    ------
          Total..................  5,300,000   100.0%    $22,098,855    100.0%
                                   =========   ======    ===========    ======

---------------

(1) Includes original capital contribution to Jamestown ($2,000,000), and the full paid-in capital of Sonoma ($4,744,153) and Key West ($654,702).

(2) Assuming a public offering price of $6.00 per share and no exercise of the over-allotment option or exercise of the Representative's Warrants.

                                 CAPITALIZATION

     The following table sets forth the long-term debt and capitalization of the Company as of December 31, 1996 on a historical basis and on a pro forma basis, as adjusted to give effect to the sale of the 3,000,000 shares of Common Stock offered by the Company hereby and the application of the estimated net proceeds therefrom.

     The table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Consolidated Financial Statements and related notes thereto included elsewhere in this Prospectus.


                                                                   DECEMBER 31, 1996
                                                              ----------------------------
                                                                              PRO FORMA
                                                              HISTORICAL    AS ADJUSTED(1)
                                                              -----------   --------------
Long Term Debt including current maturities:
  Notes Payable.............................................  $10,747,150    $ 9,491,746
  Stockholder Notes.........................................    3,912,577             --
                                                              -----------    -----------
          Total Long-Term Debt..............................   14,659,727      9,491,746
                                                              -----------    -----------
Stockholders' Equity (Deficit)
  Common Stock, par value $.001 per share; 20,000,000 shares authorized
     2,300,000 shares issued and outstanding; 5,300,000
     pro forma as adjusted(2)...............................        2,300          5,300
Additional paid-in capital..................................    1,392,346     16,089,346
Accumulated deficit.........................................   (1,671,928)    (1,671,928)
                                                              -----------    -----------
          Total Stockholders' Equity (Deficit)..............     (277,282)    14,422,718
                                                              -----------    -----------
          Total Capitalization..............................  $14,382,445    $23,914,464
                                                              ===========    ===========


---------------

(1) Includes effect of the sale of the 3,000,000 shares offered hereby and the application of the net proceeds therefrom (assuming public offering price of $6.00 per share). See "Use of Proceeds."

(2) Excludes 350,000 shares of Common Stock to be reserved for issuance pursuant to the Company's 1996 Long-Term Incentive Plan which the Company plans to implement after completion of the Offering. See "Management -- Compensation of Directors" and "Employee Benefit Plans."

                      SELECTED CONSOLIDATED FINANCIAL DATA

     Selected consolidated financial data shown below for the twelve months ended December 31, 1995 and 1996 were derived from the audited consolidated financial statements of the Company. This table should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Financial Statements and related notes thereto included elsewhere in this Prospectus.


                                                                  TWELVE MONTHS ENDED
                                                                      DECEMBER 31,
                                                              ----------------------------
                                                                  1995             1996
                                                              ------------      ----------
INCOME STATEMENT DATA:
  Revenues..................................................   $4,020,022       $4,157,734
  Costs and expenses
     Cost of revenues.......................................    1,876,491        1,765,250
     Selling, general and administrative....................    1,278,390        1,331,226
     Amortization of goodwill...............................       30,252           84,423
     Depreciation and amortization..........................      578,603          546,093
                                                               ----------       ----------
          Total costs and expenses..........................    3,763,736        3,726,992
  Interest expense..........................................      867,346        1,025,784
                                                               ----------       ----------
  Net loss before income taxes and extraordinary items......     (611,060)        (595,042)
  Income taxes..............................................           --          453,560
                                                               ----------       ----------
  Net income (loss) before extraordinary item...............     (611,060)        (141,482)
  Gain on reduction of obligations..........................           --        2,518,486
                                                               ----------       ----------
  Net income (loss).........................................   $ (611,060)      $2,377,004
                                                               ==========       ==========
  Net income (loss) per share before extraordinary item.....   $    (0.45)      $    (0.10)
  Net income (loss) per share...............................   $    (0.45)      $     1.67
  Weighted-average shares outstanding.......................    1,369,025        1,425,917


                                                              DECEMBER 31,     DECEMBER 31,
                                                                  1995             1996
                                                              ------------     ------------
BALANCE SHEET DATA:
  Cash......................................................  $     9,628      $   104,353
  Current assets............................................      240,009          377,572
  Total assets..............................................   10,764,526       16,085,643
  Current liabilities.......................................    6,973,217        6,099,139
  Long term debt............................................    7,838,872       10,263,786
  Stockholders' equity (deficit)............................   (4,047,563)        (277,282)

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

     The following is a discussion of the consolidated financial condition and results of operations of the Company for the years ended December 31, 1995 and 1996. This discussion should be read in conjunction with the consolidated financial statements of the Company, and the separate financial statements of Sonoma, and Key West and the related notes thereto appearing elsewhere in this registration statement. In addition, this discussion contains forward-looking statements. Such statements reflect the current views of the Company with respect to future events and are subject to certain risks, uncertainties and assumptions, including, but not limited to, the risk factors described in this Prospectus. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove to be incorrect, actual results may vary materially from those described herein.

OVERVIEW

     Although the Company was formed in 1940, it has not had material operations since 1988. Between 1988 and 1994 the Company's directors restructured the Company with the purpose of making the Company attractive to potential merger or acquisition candidates. In 1994 the Company began in earnest to search for acquisition or merger candidates which would restore Sonoma to an operating entity and in September 1996 entered into an agreement with the general partner of Jamestown Resort & Marina, Ltd. to acquire all the capital stock of Jamestown Resort & Marina, Inc. and a similar agreement with the limited partners to acquire all of the limited partnership units in return for Common Stock. The Company also entered into a similar agreement with stockholders of Key West Conch Harbor, Inc. in October 1996 to acquire all of the outstanding common stock of Key West in return for Common Stock. Both the Jamestown and Key West acquisition transactions were closed on December 9, 1996.

     For accounting purposes, as the Jamestown Limited Partners and its General Partner end up with the majority of Sonoma's stock, the acquisition by Sonoma of all of the limited partnership interests and general partnership interest was accounted for as a recapitalization of Jamestown with Jamestown as the acquirer (a reverse acquisition). Accordingly, the financial statements prior to the acquisition of Sonoma and Key West included herein are those of Jamestown. The transaction with Key West was accounted for using the purchase method. The results of operations of Key West and Sonoma have been included in the consolidated statements of operations from the acquisition dates.

  FISCAL YEAR ENDED DECEMBER 31, 1995 COMPARED WITH THE YEAR ENDED DECEMBER 31,
     1996

REVENUES

     Revenues for the year ended December 31, 1996 increased $137,712 or 3% from the same period in 1995. On December 9, 1996, Sonoma acquired Key West and accordingly revenues include one month of Key West operations totaling $147,636. If Key West revenue is excluded, Jamestown revenues are essentially the same for 1995 and 1996.

     Slip rental fees increased by 3 1/2% for the 1997 calendar year at Jamestown. Additional revenues are expected in 1997 due to a change in management's marketing strategy by focusing on attracting tour groups and conventions during the off boating season. The largest impact of this marketing focus will be to increase lodging rentals and paddle boat revenues.

     Revenue increases resulting from the acquisition of Key West are expected to be approximately $1,836,000 during calendar 1997.

COST OF REVENUES

     During the year ended December 31, 1996, cost of revenues decreased $111,241 ($204,105 excluding the Key West costs of revenues of $92,864). Excluding the effect of Key West, the decrease in cost of revenues was 11%. The primary reason for the decline in 1996 cost of revenues was a decrease of $102,321 due to major repairs and maintenance in the rental boat department incurred in 1995. Cost of revenues as a percentage of revenues declined from 47% for the year ended December 31, 1995 to 42% compared to the same period in 1996.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses increased $52,836 or 4% over 1995 to $1,331,224. Included in this increase are $21,410 attributed to Key West operations for December 1996. The costs of Jamestown utilities and lease expense resulted in $50,247 of the increase. The increase was due to increased consumption, higher rates and fewer recoveries from slip rentals. In addition property taxes increased $11,597 due to increases in the tax base of certain assets. These increases were off set by decreases in various fees totaling $16,450 which are no longer payable after the consummation of the acquisition transactions discussed previously.


     As a result of Sonoma now providing management services to its subsidiaries, Jamestown will not incur certain management fees in the future, which amounted to approximately $194,000 in 1996. This reduction at Jamestown will be off set by an increase in management and administrative salaries of approximately the same amount at Sonoma.


INTEREST EXPENSE

     Interest expense increased from $867,346 for the year ended December 31, 1995 to $1,025,784 for the year ended December 31, 1996. The increase of $158,438 was due to an increase of $30,036 related to the Key West acquisition with the majority of the remaining difference due to increases in interest rates resulting from the refinancing of certain debt in January 1996. Interest expense is expected to decrease to approximately $915,000 in 1997 after paying off approximately $5,168,000 of debt with the proceeds from the Offering.

GAIN ON REDUCTION OF OBLIGATIONS

     In January 1996 the Company refinanced its primary debt resulting in an extraordinary gain of $2,518,486 (net of income taxes of zero).

DEPRECIATION AND AMORTIZATION

     Depreciation and amortization expenses increased $21,661 or 4% to $630,516 from 1995 to 1996, including the amortization of goodwill which increased $54,171 in 1996. This increase was primarily due to an increase in the amortization of deferred costs related to the loan refinancing in January, 1996. The increase was partially offset by a decrease in depreciation of fixed assets which are fully depreciated.

LIQUIDITY AND CAPITAL RESOURCES

     The Company refinanced Jamestown's primary debt in January 1996 which resulted in a reduction of indebtedness of approximately $2,518,000. The Company believes this reduction and related decrease in interest payments will increase cash available for operations and debt servicing.


     Negative working capital at December 31, 1995 was $6,733,208 as compared to negative working capital at December 31, 1996 of $5,721,567. The Company believes that the net proceeds form the Offering will provide $14,700,000 in funds. Of these proceeds approximately $4,090,000 and $1,077,000 will reduce the secondary debt of Jamestown and Key West, respectively. The reduction of this debt will further decrease interest payments and will increase cash available for operations. The remaining funds will be used to satisfy the Company's capital expansion, working capital requirements and future acquisitions. The Company believes that the net proceeds from the Offering and cash provided by operating activities will be sufficient to fund its operations through 1998. During early 1997 the construction of additional slips and other minor dock improvements were completed by Key West at the cost of approximately $500,000. The source of funds for these improvements was the remaining loan authority available on Key West's mortgage.

     The Company has a mortgage note amounting to $6,220,691 at December 31, 1996 on the Jamestown property with an interest rate of 4 1/4% over the commercial paper lending rate. The mortgage matures on February 1, 2001 and requires monthly payments of approximately $72,000 until maturity. These payments include $8,000 per month for deposit into a property tax and capital improvement escrow account. The Company has a mortgage note amounting to $3,224,185 on the Key West property with an interest rate of 9%. The mortgage matures on April 1, 2016 and requires monthly payments of approximately $30,000 during 1997. The Company has a note payable of $1,852,777 with a related party with an interest rate of 1 1/2% over the prime lending rate, which is due on demand, and is expected to be paid off from the offering proceeds.

     The Company currently does not have a line of credit.


     Cash flows provided by operations were $524,745 in 1995, compared to $125,583 in 1996. This decrease was due to a number of factors, but was significantly affected by deferral of payment of accrued interest and management fees in 1996, which was offset by a combination of a number of other items. Cash used in investing activities of $603,820 in 1995 and $32,224 in 1996 was primarily used to purchase property and equipment. The decrease in 1996 was due to major purchases and improvements being performed in 1995 at the Jamestown facility. Cash provided by financing activities was $85,119 in 1995 and $1,366 in 1996. During 1995, the Company borrowed $1,250,700 from and repaid $844,175 to various entities. Borrowings from and repayments to affiliates in 1995 amounted to $1,197,500 and $17,293, respectively. In addition, the Company repaid $202,601 of obligations under capital leases and incurred $118,805 in refinancing costs. During 1996, the Company borrowed $7,183,976 from and repaid $6,329,077 to various entities. Borrowings from and repayments to affiliates in 1996 amounted to $200,000 and $490,000, respectively. Included in this amount was a refinancing amount totaling $6,300,000 related to the Jamestown debt refinancing in January 1996. In addition, the Company repaid $616,029 of obligations under capital leases and incurred $237,332 in refinancing costs.


     Management believes that the current facilities at Jamestown and Key West are in excellent condition and will not require substantial capital renovations in the near term.

     The Company has identified some potential acquisition candidates but has not entered into any negotiations, nor does it currently have plans to make any specific acquisitions. It is the intention of management to seek viable acquisitions and in the event a candidate is identified, the Company would, depending on the size of the target company and other factors, consider using the proceeds from the Offering or bank borrowings.

     There can be no assurance that the Offering will be successful or that the Company's operations will ever be profitable, nor can there be any assurance that the Company will not require additional equity or debt financing in the near future, and if needed, it will be available on terms satisfactory to the Company or at all.

SEASONALITY


     Jamestown's business is seasonal in nature with the peak boating season falling in June, July and August. These months historically have accounted for approximately 57.5% of the yearly revenue. The impact on liquidity and capital resources of this seasonality is reduced by incentives offered to slip customers to pre-pay their annual fees during the fall and winter seasons when the suites, cabins and pontoon boats are not materially used. In addition, management believes the seasonal nature of Jamestown will be positively impacted by the increased marketing efforts to provide off season tours and conventions.


     Key West operations are impacted slightly by seasonality since boating activity increases during the winter months due to winter vacations. However, the majority of the business is commercial fuel sales which is not seasonal.

                                    BUSINESS

DEVELOPMENT OF THE COMPANY

     Sonoma is a Nevada corporation formed in 1940 which principally engaged in the quicksilver (mercury) mining business until the mid 1970s when its operations ceased. Thereafter, the Company undertook several other operations that did not materialize as anticipated. Since 1994, the Company primarily focused on locating merger candidates or assets that could be acquired to allow the Company to restart operations.


     During 1996, the Company entered into an agreement with Clear Creek Investments, L.L.C. to acquire all of the limited partnership interests of Jamestown Resort & Marina, Ltd. and all the common stock of Jamestown Resort & Marina, Inc. in return for 1,369,025 shares of Common Stock of the Company. In addition and as a condition to the acquisition, pre-acquisition debt obligations of Jamestown in the amount of $1,213,837 were relieved through the issuance of 330,975 shares of Common Stock of the Company. The creditors released their Notes either through letter releases or by marking their obligations paid in full. In October 1996, the Company also entered into an agreement with the stockholders of Key West to acquire all of the capital stock of Key West. In return for all the capital stock of Key West, the Key West stockholders received 300,000 shares of Common Stock and a demand note for $175,000. Both transactions closed on December 9, 1996, with Jamestown and Key West becoming wholly owned subsidiaries of the Company.


                                CURRENT BUSINESS

JAMESTOWN

     Jamestown is located on the north shore of Lake Cumberland approximately three miles east of Jamestown, Kentucky on 299 acres of land and water leased from the U.S. Army Corps of Engineers (the "Corps"). Lake Cumberland is a 53,000 acre, 101 mile long lake situated in southern Kentucky with the Jamestown facilities located within a two hour drive of the metropolitan areas of Lexington and Louisville, Kentucky and Nashville, Tennessee.

     Jamestown acquired the original lease comprising minimal facilities in February 1988 with the original term of the lease ending in December 2012. The lease was later amended by mutual agreement to allow the lease to be renewable for an additional 25 year term subject to (i) Jamestown's satisfactory compliance with all lease conditions during its original term and (ii) approval by the U.S. Government. Since obtaining the lease, Jamestown has been under development with a number of facilities and improvements being completed in 1988 and the 40 unit all-suite lodge being completed in 1989.

     A portion of Jamestown is centered on an island around which the marina was constructed. The island is connected to the mainland by a $2,000,000 causeway built by the Commonwealth of Kentucky (the "Commonwealth") after Jamestown entered into a development agreement with the Commonwealth in June 1988 whereby Jamestown agreed to construct certain resort improvements and to pay the Commonwealth 1% of its gross revenues annually.

     Jamestown's facilities include:

  MARINA

     Jamestown has 805 total wet slips, 645 of which are subject to annual rental, many of which are covered, and range in size from 22 feet by 70 feet to 10 feet by 20 feet. Most of the slips have separately metered water, electricity, cable television and telephone connections. The remaining 160 slips are used for temporary overnight ship rentals and Jamestown's rental fleet. The marina is "U" shaped and is built around the island to maximize the use of the available water acreage and is constructed using a floating dock system which allows the facility to operate at all levels of the lake, which fluctuates as much as 80 feet during the year. The average slip rents for $2,235 annually and the marina is currently 90% occupied.

  SHIP'S STORE, RESTAURANT AND FUEL

     The 8,000 square foot Ship's Store is part of the head boat facility which is the main building on the floating dock, and is centered immediately off the island. The ship's store derives its revenues principally from the sale of groceries, marine supplies, clothing and gifts. The full service restaurant has a 120 seat capacity and operates daily during the boating season. There are five fueling slips which are located adjacent to the ship's store and are 20 feet by 60 feet in size and in aggregate contain eight fuel pump stations and a sanitary sewer pump-out facility. Three fiberglass fuel tanks, two 12,000 gallon tanks and one 6,000 gallon tank are installed in the ground on the island. The Company operates each of these facilities.

  YACHT CLUB AND SNACK BAR

     Jamestown's Yacht Club facility, which is located near the ship's store, has 2,500 square feet with an additional 900 square feet of covered patio for outdoor dining and special events. The snack bar and ice cream store has 720 square feet and has open patio type seating.

  GUEST ACCOMMODATIONS


     Jamestown rents 40 suites in the all-suite Lodge and 18 individual cabins. It also manages and currently has for sale, a two-story model condominium. Currently the average nightly rental for the suites is $122.00 and for the Cabins is $87.50. Occupancy rate in 1996 for both types of accommodations during the season of June through August was 72%. The accommodations are not materially used during the remainder of the year, September through May. The Corps has approved a development plan for 52 privately owned condominiums which will be financed and built by a third party contractor on land adjacent to Jamestown. The contractor has agreed to allow Jamestown to sell and manage the condominiums in return for a fee equal to a net 40% of the revenues from the condominium rentals. The condominium project is projected to be completed within the next five to ten years, depending on marketing conditions.


  BOAT RENTALS

     The Jamestown rental fleet consists of 19 pontoon boats and 30 houseboats, with 27 of the houseboats being considered "luxurious" having amenities such as air conditioning, complete kitchens and full service bathrooms and are operated by the renters. The houseboat rental is $226.50 per night and were occupied 63.3% of the time during the normal summer season in 1996. The Jamestown Queen is a 140 passenger stern paddle wheel boat which is chartered for sight seeing, dinner and party cruises. The "Queen" is equipped for dining, dancing and is marketed toward catered social events for groups rather than scheduled service for the general public.

  OTHER SERVICES

     Jamestown also derives revenues from the maintenance and repair of boats, boat brokering services, telephone service and miniature golf. Jamestown employs 20 full time employees throughout the year and augments its work force during the most active seasons with approximately 30 additional employees on staff during fall and spring and a total of 150 employees on staff during the summer months (Memorial Day to Labor Day).

KEY WEST CONCH HARBOR MARINA

     The Key West Conch Harbor Marina is located on the northwest corner of Caroline and Grinnell Streets in the "Old Town" preservation district located in Key West, Florida. The approximately two acre or 82,000 square foot site has an estimated 251 feet of frontage on Caroline Street and 221 feet of shore line along a waterway known as the Key West Bight.

     Development of Key West began in May 1995 with construction of the dock and the fueling facility including double wall fuel lines, the on-shore fuel containment area and the new Texaco Star Port(R) fueling dock. The Marina has a new 450 foot dock with two 100 foot finger piers. The fueling facility is located at the end of a "T"-dock.

     In August 1995, Key West entered into an agreement with the City of Key West whereby Key West granted the City an easement to allow the proposed "Harborwalk" (a pedestrian boardwalk encircling the Key West Bight) to proceed without interruption across Key West's property. The Company believes that the Harborwalk will enhance the marina property by providing customer access to and from the marina and other sections of "Old Town" Key West.

     Fueling operations began in February 1996, and marina rental operations began in July 1996. Unlike Jamestown, which is primarily designated to service personal watercraft, Key West was designed as a commercial dock servicing commercial watercraft such as the Dixie Duck Gambling Boat, which rents approximately 200 feet of dock space, and commercial day rate deep water fishing boats. Key West's revenues result primarily from its fuel operations and commercial slip rentals. The average slip rental for all leased slips is $747.00 per day and for all transit slips is $820.00 per day. The 1996 occupancy rate for the Marina was 99% during the peak season of December to June.

     A portion of the dock has been designated for "transient" slips which are available at a day rental rate and cater to the non-commercial pleasure boat customer. Key West recently completed construction of an 800 sq. ft. two story building to be used for marina operations, restroom facility and a small convenience store, which Key West operates. The project is still in development with food and beverage service (restaurant), and small retail shops planned for the future, however no specific construction plans or costs estimates have been completed.

     Key West employs six full time employees.

BUSINESS STRATEGY

     The Company's business strategy is designed to achieve revenue and profit growth by first completing development of Key West and by acquiring additional leisure properties and commercial real estate which the Company will acquire primarily for the income produced by such properties.


     Key West has recently completed construction of (i) office space for marina operations, (ii) restroom facilities and (iii) a small convenience store. Key West plans future development of a restaurant and retail shop space however no building plans have been drawn or costs estimated at this time. It is anticipated that Key West will lease the restaurant and retail shop space to third parties for a monthly rental plus a percentage of the lessee's gross business. Other than the aforementioned restaurant and retail shop space the development at Key West and Jamestown is essentially completed. Jamestown's future development will be minimal and primarily center on its management of condominium units to be built on land not constituting part of Jamestown (which will be financed and built by a third party contractor but will be sold and managed by Jamestown and for which Jamestown anticipates it will receive a net 40% of the revenues from the condominium rentals in return for its services), and marketing the Jamestown facilities for year around use by corporate and convention business.


     Further, Company growth, if any, will primarily come from the continued acquisition of leisure properties and commercial real estate by the Company. Although the Company has not yet entered into any agreements with specific targets, the Company feels confident that it will be able to acquire properties that meet its strategy in the future. The Company's growth will be financed from the proceeds of the Offering, cash from operations (if the Company is profitable), possible future offerings of debt or equity securities and possible future lines of secured or unsecured credit. There can be no assurance that such funding will be available to the Company or, if available, will be at competitive rates. To the extent such funds are not available or are too expensive for the Company to utilize, the Company's growth plans will not materialize.

     If the Company is successful in its growth strategy such success could result in the issuance of additional Common Stock either for sale to finance acquisitions or to be used in exchange for stock or assets of the acquired companies. In either event, the then existing stockholders of the Company will experience a dilution of their holdings in the Company with the extent of the dilution dependent upon the number of shares sold or exchanged.

FACILITIES AND LOCATION

     The Company leases approximately 299 acres three miles east of Jamestown, Kentucky, including water and land on which the Jamestown Resort is located, from the Corps. The original term of the lease expires on December 31, 2012, however, the original term may be renewed upon certain conditions for an additional 25 year term. The Company may terminate the lease at any lease year upon six months notice, and the Corps may terminate the lease if the Company violates the lease and continues to do so for 60 days after notice of the violation in writing.

     Rent on the Jamestown lease is calculated based upon an assumed break even point. The Company must pay 0.75% of all sales and 2.25% of all rents and services below the assumed break even point. Gross income between the assumed break even point and twice the assumed break even point requires the payment of 2.25% of sales and 6.75% of rents and services. Gross revenues in excess of twice such break even point requires the payment of 3.00% of sales and 7.00% of rents and services. For the calendar years ended December 31, 1995 and 1996, the Company paid $70,000 and $68,000 in rent, respectively. The lease prohibits gambling on the premises. The Company pays a one percent annual revenue fee to the Commonwealth in exchange for improvements to the island and causeway, which fee was $40,000 in both 1995 and 1996. The improvements to Jamestown are subject to a first mortgage in a total amount $6,220,619 owed to NationsCredit Commercial Corporation, with a variable rate equal to the commercial paper rate plus 4.25% and which matures in 2001, and a second mortgage in the principal amount of $1,852,777 with a interest rate of 1 1/2% over the variable prime lending rate which is due on demand owed to the Webb Family Trust.

     The Company owns approximately two acres of land in Key West, Florida where the Key West facility is located. The Company purchased this land and original improvements in 1994 and owns the land in fee simple subject to the restrictions, easements and encumbrances of record. The Key West property is subject to a first mortgage totalling $3,224,185 with a variable interest rate of 1% over TIB Bank of the Keys N.A.'s index rate, (currently the interest rate is 9.0%). The mortgage matures in April 2016.

     The Company leases its corporate executive offices located in Lexington, Kentucky on an annual basis and its current lease expires June 30, 1997 with lease payments of $500.00 per month.

     Management believes that the properties described above are adequately insured.

COMPETITION

     The Company has numerous competitors for both its marina properties. Competition comes from direct competitors offering similar accommodations and recreational opportunities located with in a short distance of the Company's facilities and in the form of competitors who are located across the country who offer either similar or alternative forms of recreation and compete for the same vacation users.

     With its direct competitors, the Company competes primarily on the basis of quality and range of services offered, desirability of its facilities, ease of access to the public, its experience and its ability to offer an economic value to its customers. Some of the Company's competitors may have greater financial, operating or management resources than the Company.

LEGAL PROCEEDINGS

     The Company has no material legal proceedings pending, except that with the acquisition of Jamestown Resort & Marina, Ltd., the Company became a defendant in two lawsuits; one involving former employees and one liability claim. Management believes that an adverse resolution of these lawsuits will not have a material impact on the financial condition of the Company as almost all the potential loss from said lawsuits is covered by insurance.

GOVERNMENT REGULATIONS

     The Company's operations are subject to significant federal, state and local government environmental regulations. By far the Company's most significant regulated activities involve the permitting by the states of Kentucky and Florida for its fueling facilities, license tags for watercraft and health certificates for its food and beverage facilities, although numerous other parts of its facilities and operations are also regulated by a number of other governmental entities such as sales tax permits by the respective state revenue departments. The Company currently has all necessary permits and licenses to operate its facilities and watercraft.

     Of special concern are the various federal, state and local laws and regulations relating to the environment, especially those dealing with the storage and dispensing of motor fuels. Violation of any of these statutes, regulations or orders issued thereunder could result in civil or criminal enforcement actions including the closure of the fueling facilities. Closure of the fueling facilities at either Jamestown or Key West would have a significantly negative impact on the Company's revenues which most likely would result in the insolvency of the Company.

     In addition, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, provides for cleanup of geographical locations upon which there has been a release or threatened release of hazardous substances and authorizes the Environmental Protection Agency (EPA) to take any necessary response including requiring potentially responsible parties to take or pay for such actions.

     The Company is not aware of any potentially material environmental liability relating to any property in which the Company has an interest other than the Key West real property being designated as a potentially contaminated site by the State of Florida. Key West has not been required to take any remedial action and if remedial action were required, Key West has been indemnified for all costs of any remedial action by the property's former owners, Chevron USA, Inc. However there can be no assurance that no remedial action will be required in the future or that Chevron will be able to indemnify the Company now or in the future. Currently, costs to the Company for environmental compliance are not material; however, there can be no assurance that this situation will continue in the future.

     The Company is also subject to the regulations of the U.S. Coast Guard for some of its facilities and operations but especially in its ownership and operation of the Jamestown Queen, the 140-passenger paddle-wheel boat that is rented by customers of the Company for sightseeing, dinner and party cruises. In addition, the Company's food and beverage operations are subject to normal state and local health and sanitation regulations. Failure of the Company to properly observe such regulations could result in the offending facilities or operations being shut down until such time as they are brought into proper compliance. Should any significant delay occur, the revenues of the Company would be adversely impacted.

     Management believes that the Company's current facilities and operations meet or exceed the requirements of all material federal, state or local statutes and regulations and that all required licences or permits have been obtained.

                                   MANAGEMENT

EXECUTIVE OFFICERS, KEY EMPLOYEES AND DIRECTORS

     Set forth below are the names, ages and positions of the executive officers, key employees and directors of the Company:

                  NAME                       AGE                    POSITION
                  ----                       ---                    --------
R. Dudley Webb...........................    53     Director and Chairman of the Board
Martha Layne Collins.....................    60     Director and Vice Chairman
Dr. Barrett Bernard, M.D.................    47     Director
Charles W. Henne.........................    58     Director
Dr. Edwin Nighbert, M.D..................    56     Director
Irvin Stumler............................    61     Director
James L. Frye............................    37     Director, President and Chief Executive
                                                      Officer
Fred Skomp...............................    53     Director and Vice
                                                    President -- Development
Peter Sackmann...........................    55     Treasurer and Chief Financial Officer
Glenn Hoskins............................    42     Director and Secretary

     The principal occupations and positions for the past five years of each of the Directors and Executive Officers of the Company are as follows:

     R. DUDLEY WEBB became a Director and Chairman of the Board on December 9, 1996. Mr. Webb has been a partner in the law firm of Webb, Hoskins, Glover & Stafford, P.S.C. since 1972, which was the same year he, along with his brother, Donald, founded a number of real estate ventures which eventually became The Webb Companies, a consolidation of a number of real estate, construction and commercial property management companies. Mr. Webb currently serves as Chairman of the Board of The Webb Companies, a position which he has held since 1982, and Chairman of the Board and Chief Executive Officer of Jamestown Resort & Marina, Inc. In 1992 Mr. Webb became involved in several lawsuits and involved in a controversy with the Rehabilitator/Liquidator of Kentucky Central Life Insurance Company, which resulted in the reorganizational bankruptcy filings of several real estate ventures which Mr. Webb was involved in with Kentucky Central in the United States Bankruptcy District Court for the Eastern District of Kentucky. The bankruptcies have since been dismissed although related non-bankruptcy litigation continues. Mr. Webb holds a B.A. Degree from Georgetown College and a J.D. Degree from the University of Kentucky College of Law.

     MARTHA LAYNE COLLINS began serving as a Director and Vice-Chairman of the Board on December 9, 1996. Ms. Collins is currently the Director of the International Business & Management Center, University of Kentucky, a position which she has held since July 1996, and beginning in January 1988 has served as President of Martha Layne Collins & Associates, a consulting firm. Prior to her current position at the University of Kentucky, she was the President of St. Catherine College, Springfield, Kentucky from July 1990 to June 1996, and Governor of the Commonwealth of Kentucky from December 1983 to December 1987. Ms. Collins is currently serving as a director for Eastman Kodak Company, Incorporated, R.R. Donnelley and Sons Company, Incorporated and the Bank of Louisville, Louisville, Kentucky. She is also an Advisory Board Director for the Norfolk Southern Corporation. She is a graduate of the University of Kentucky.

     L. BARRETT BERNARD, M.D. joined the Company as a Director on December 9, 1996. Dr. Bernard is currently the Medical Director-Emergency Services, Greenview Regional Hospital, Bowling Green, Kentucky and has held this position since 1989. He holds a B.S. Degree from Western Kentucky University and received his Doctorate of Medicine from the University of Louisville School of Medicine, Louisville, Kentucky.

     CHARLES W. HENNE has been a Director and served as interim President of the Company since October 9, 1996. As of December 9, 1996, Mr. Henne resigned as President but remains a Director of the Company. He is currently President of C.W. Henne Companies, Inc., a real estate management and venture firm which has had a direct involvement in a wide range of development projects including office, industrial, shopping and residential properties since 1973. Mr. Henne is a graduate of the University of Louisville where he received his B.S. Degree.

     EDWIN NIGHBERT, M.D., a Director of the Company since December 9, 1996, has been a surgeon with Surgical Associates of Lexington, P.S.C. for the last 23 years. Dr. Nighbert was a director of Surgical Care Affiliates, Inc. from 1984 until its acquisition by Health South, Inc. in 1996 and a director of Healthwise America, Inc. from 1993 until its acquisition by United Health Corporation in 1996. He received his Doctorate of Medicine from the University of Kentucky in 1966.

     IRVIN STUMLER became a Director on December 9, 1996. He is currently a Director and President of Eurotax Systems, Inc., positions he has held since 1994 and is also currently a Director and President of Profit Concepts, Inc., a company which he has been with since 1983. Mr. Stumler holds a B.A. from Bellarmine College which he received in 1962 and a J.D. degree from the University of Louisville School of Law.

     JAMES L. FRYE became a Director, Chief Executive Officer and President of the Company on December 9, 1996. Prior to joining the Company Mr. Frye was Area Vice President for the Southeast Region of Westrec Marina Management, Inc., a position he has held since 1989. While with Westrec, Mr. Frye had responsibility for marina properties located in Florida, Georgia, Alabama and Mississippi including eight million dollars in development projects. The properties generated twenty three million dollars in 1995 sales. Prior to joining Westrec, Mr. Frye was employed by O'Connell Management Company as the Managing Director of Marina Bay Yacht Basin in North Quincy, Massachusetts, a 440 acre facility with 675 boat slips, residential and commercial retail space. Mr. Frye holds a B.S. degree from the University of Massachusetts at Amherst.

     A. FREDERICK SKOMP is a Director and Vice President of Development for the Company. He began his current positions with the Company on December 9, 1996. Since 1989 Mr. Skomp has been the owner/broker of Southernmost Real Estate, Inc., a commercial real estate brokerage in Key West, Florida and has been the President of Key West Conch Harbor, Inc. since December, 1993.


     PETER SACKMANN serves as the Company Treasurer and Chief Financial Officer. Mr. Sackmann was employed as Chief Financial Officer of The Webb Companies from 1990 until December, 1996 and as Vice President, Treasurer and CFO of The Stearns Company, a real estate investment and development company, a position he held from 1981 to 1990. Mr. Sackmann is a Certified Public Accountant receiving his B.S. and M.B.A. from Florida State University. Mr. Sackmann has been with the Company since December 9, 1996.


     GLENN HOSKINS has been a Director and the Company's Secretary since December 9, 1996. During the last five years Mr. Hoskins has been a lawyer in private practice in Lexington, Kentucky and a Director and Secretary of Lexington Building & Supply Co., Inc., positions he has held since 1978. He also holds directorships in several other privately held companies located in Kentucky. Mr. Hoskins has a B.S. degree from Vanderbilt University and a J.D. degree from the University of Kentucky College of Law.

RELATIONSHIPS

     None of the aforementioned directors and officers are related by blood, however, Martha Lane Collins is the mother-in-law of R. Dudley Webb.

EMPLOYMENT CONTRACT

     The Company has entered into an employment agreement with its President and Chief Executive Officer, James L. Frye. The agreement provides for a two year term ending December 31, 1998 with an annual salary of $100,000, medical and health insurance and fringe benefits consistent with his position. He will be eligible to receive additional incentives through the Company's 1996 Long-Term Incentive Plan. The agreement also provides that he will serve as a director of the Company.


     The Company, as of the date of the Offering, does not intend to enter into any employment agreements with any of its other officers and has not entered into any similar agreements with its employees. The Company has no labor contracts or agreements covering any of its work force.

INDEMNIFICATION ARRANGEMENTS

     The Company's Bylaws provide for the indemnification of, and the advancement of expenses to, the directors and officers of the Company in connection with proceedings and claims arising out of their status as such to the fullest extent permitted by the laws of the State of Nevada. In addition, the Bylaws contain certain provisions intended to facilitate receipt of such benefits. The Company also intends to purchase customary directors' and officers' liability insurance policies for its directors and officers, if such insurance is available at a cost that the Board of Directors deems prudent.

EXECUTIVE COMPENSATION

     The Company has had no significant or material operations since 1985 and consequently since that time has not compensated any employees or officers. Sonoma intends to initially compensate its President and Chief Executive Officer, James L. Frye and Treasurer and Chief Financial Officer, Peter Sackmann, at an annual salary of $100,000 and $50,000 respectively. No other compensation has been decided upon for any of the Company's other executive officers by the Company's Board of Directors although it is anticipated that other executive salaries will be added should the Company be successful in its expansion plans.

COMPENSATION OF DIRECTORS

     Directors of the Company do not currently receive compensation for their services as directors, although they are reimbursed for travel and lodging expenses in connection with their attendance at board meetings. The Company expects to pay an annual fee in the amount of $1,000 and meeting fees of $500 per meeting plus reasonable travel expenses, to its directors who are not employees or affiliates of the Company.

EMPLOYEE BENEFIT PLANS

  1996 LONG-TERM INCENTIVE PLAN

     As a performance incentive and in order to encourage ownership of Common Stock, the Company adopted its 1996 Long-Term Incentive Plan ("Plan") as of December 9, 1996. An aggregate of 350,000 shares of Common Stock has been authorized and reserved for issuance under the Plan pursuant to the exercise of options or the grant of restricted stock awards. The Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), pursuant to Rule 16b-3 promulgated thereunder ("Rule 16B-3").

     The Plan provides for the grant of "incentive stock options," as defined in
Section 442 of the Internal Revenue Code of 1986, as amended ("Code"), nonqualified stock options, restricted stock awards and stock appreciation rights (collectively referred to as "Awards"). The Plan will be administered by a committee of the Board of Directors ("Committee"), which committee will consist of two or more directors who are deemed "disinterested" within the meaning of Rule 16b-3. The Committee has, subject to the terms of the Plan, the sole authority to grant Awards under the Plan, to construe and interpret the Plan and to make all other determinations and take any and all actions necessary or advisable or the administration of the Plan.

     All of the Company's employees, independent directors and advisors are eligible to receive Awards under the Plan, but only employees of the Company are eligible to receive incentive stock options. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Restricted stock awards will give the recipient the right to receive a specified number of shares of Common Stock contingent upon remaining a Company employee for a specified period, as determined by the Committee. Notwithstanding the provisions of any option agreement or restricted stock agreement, options will become immediately exercisable and all restrictions will immediately lapse with respect to any award of restricted stock in the event of a change or threatened change in control of the Company and in the event of certain mergers and reorganizations of the Company. No option will remain exercisable later than ten years after the date of grant. In addition, options may be subject to early termination within a designated period following the optionee's cessation of service with the Company.

     The aggregate fair market value of Common Stock with respect to which incentive stock options are exercisable for the first time by any individual during any calendar year may not exceed $100,000. The exercise price for incentive stock options granted under the Plan may be no less than the fair market value of the Common Stock on the date of grant (or 110% in the case of incentive stock options granted to employees owning more than 10% of the Common Stock). The exercise price for nonqualified options granted under the Plan will be in the discretion of the Committee.

     The Plan provides for automatic grants of nonqualified options to purchase 1,000 shares of Common Stock to independent directors upon each such director's initial election to the Board of Directors and nonqualified options to purchase 1,000 shares of Common Stock annually thereafter. Each such option (i) entitles the director to purchase shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on the date of grant, (ii) is exercisable in three installments beginning on the first anniversary from the date of grant and (iii) terminates on the tenth anniversary of the date of grant.

                              CERTAIN TRANSACTIONS

PRE-ACQUISITION STOCKHOLDERS

     Affiliates of Mr. Gary V. Sutley, the Company's sole director prior to May 1995, were issued an aggregate of 91,937 shares of Common Stock, and Mr. Sutley directed the issuance of an additional 75,000 shares of Common Stock to unaffiliated individuals or entities, in connection with approximately $310,000 in consulting services rendered to the Company. These shares were included in the 1 for 200 reverse split and thus are a part of the 300,000 shares of Common Stock being retained by the pre-acquisition Sonoma stockholders.

POST-ACQUISITION STOCKHOLDERS

     As a result of the acquisition of Jamestown and Key West, the Company issued (i) a total of 1,700,000 post split common shares to the holders of all the limited partnership interests of Jamestown Resort & Marina, Ltd., the members of Clear Creek Investments LLC and certain creditors of Jamestown in return for those interests and (ii) 300,000 post split common shares to the stockholders of Key West Conch Harbor, Inc. for all the outstanding and issued common shares of that corporation.

CONFLICTS OF INTEREST


     R. Dudley Webb, Chairman of the Board, is the principal shareholder, Chairman and Chief Executive Officer of The Webb Companies, a real estate concern located in Lexington, Kentucky which develops, manages and owns portions of a number of commercial real estate projects. Although the Company and The Webb Companies have separate real estate investment objectives with the Company's objective being leisure oriented properties and The Webb Companies' primarily being office buildings, there can be no assurance that there may be a property or investment opportunity in which both companies may be interested. In addition, there may be opportunities which the Company and the Webb Companies may wish to be jointly involved in and from which both companies expect to make a profit. Consequently, should either event occur, Mr. Webb, in recognition of the fiduciary duty owed to the Company and its stockholders, has orally agreed in statements to the Board of Directors of the Company that The Webb Companies will not pursue any conflicting property or opportunity and that he will abstain from any voting by the Board of Directors concerning such opportunities or properties.


TRANSACTIONS WITH DIRECTORS AND OFFICERS

     The Company does not currently engage in any transactions affiliated with any of the directors or officers of the Company except the loans described below and the Company's lease of space in an office building in which R. Dudley Webb, the Company's Chairman of the Board, has an investment interest and which is managed by the Webb Companies (a company owned by R. Dudley Webb). The Company believes that all transactions involving The Webb Companies or their affiliates are on terms substantially equivalent to those that could be obtained from unaffiliated third parties.

     The Company is obligated to repay indebtedness (i) to the Webb Family Trust in the form of several notes in an approximate aggregate amount of $2,760,277 which are due on demand and are subject to varying interest rates with the largest note bearing an interest rate of 1 1/2% over the prime lending rate and is collateralized by a second mortgage on the Jamestown property improvements and (ii) to Mr. A. Frederick Skomp in the approximate amount of $100,000, payable upon demand at a variable interest rate of 1% over prime and a second note in the principal of $175,000 payable on demand at no interest. Both obligations are to be repaid with proceeds of the Offering. See "Use of Proceeds."

FUTURE TRANSACTIONS

     All future transactions and loans between the Company and officers, directors or 5% or more stockholders will be on terms no less favorable than could be obtained from independent third paries and will be approved by a majority of the independent, disinterested directors of the Company.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth, as of the date of this Prospectus, and after giving effect to the Offering, certain information regarding the beneficial ownership of the Common Stock by (i) each person who is known to the Company to beneficially own more than 5% of the Common Stock, (ii) each of the directors and executive officers of the Company individually and (iii) by the directors and executive officers of the Company as a group.

                                                   SHARES BENEFICIALLY           SHARES BENEFICIALLY
                                               OWNED PRIOR TO THE OFFERING     OWNED AFTER THE OFFERING
             NAME OF BENEFICIAL                ----------------------------    ------------------------
              OWNER OR GROUP(1)                   NUMBER        PERCENTAGE       NUMBER      PERCENTAGE
             ------------------                ------------    ------------    ----------    ----------
The Webb Family Trust(2).....................       915,197        39.8%          915,197      17.3%
Dawn Irrevocable Trust(2)....................       201,800         8.8%          201,800       3.8%
Frederick Skomp..............................       117,300         5.1%          117,300       2.2%
L. Barrett Bernard...........................        91,081         4.0%           91,081       1.7%
Edwin Nighbert...............................        20,679         0.1%           20,679         0%
Irvin Stumler................................        10,339        0.05%           10,339         0%
Glenn Hoskins................................         9,977        0.04%            9,977         0%
Marla Collins Webb(2)........................       182,700         7.9%          182,700       3.4%
Directors/Executive Officers as a Group (11
  persons)...................................     1,546,273        67.2%        1,546,273      28.4%

---------------

(1) The address for all the persons or entities named above is 3000 Lexington Financial Center, Lexington, Kentucky 40507.

(2) Dawn Irrevocable Trust is a Cook Island Trust for which Marla Collins Webb, spouse of R. Dudley Webb, Chairman of the Board, is the trustee and is likely to vote its shares in a beneficial manner to R. Dudley Webb. The Webb Family Trust, even though it is administered by an independent trustee, is likely to vote its shares in a manner beneficial to R. Dudley Webb. Marla Collins Webb is also the daughter of Martha Layne Collins, Vice Chairman of the Company.

                          DESCRIPTION OF CAPITAL STOCK

     The Company's authorized capital stock consists of 20,000,000 shares of Common Stock, par value $0.001 per share. Upon completion of the Offering 5,300,000 shares of common stock (without giving effect to the Over-Allotment Option or exercise of the Representative's Warrants) will be outstanding.

COMMON STOCK

     The holders of Common Stock of the Company are entitled to one vote per share on all matters submitted to a vote of the stockholders. Cumulative voting of shares of Common Stock is prohibited and there are no pre-emptive rights. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefore. Subject to the prior rights of creditors, all shares of Common Stock are entitled in the event of liquidation to participate ratably in the distribution of all remaining assets of the Company.

LIMITATIONS ON DIRECTORS' AND OFFICERS' LIABILITY

     The Company's Articles of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent provided by Nevada law. In addition, the Articles of Incorporation contain a provision limiting a director's and officer's liability for monetary damages to the fullest extent permitted by Nevada law.

     Furthermore, Section 78.751 of the Nevada General Corporation Law (the "NGCL") contains provisions relating to indemnification of officers and directors. Section 78.751(1) provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the corporation by reason of the fact that he was a director, officer, employee or agent of the corporation. In order to indemnify, it must be shown that he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the corporation.

     Section 78.751(2) of the NGCL further allows the corporation to indemnify any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, including amounts paid in settlement and attorneys' fees if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter to which a court of competent jurisdiction has adjudged an officer or director liable to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of the circumstances of the case, the person is fairly and reasonably entitled to indemnify for such expenses.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed in the preceding paragraphs, Section 78.751(3) of the NGCL provides that he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     Except when indemnification is required by a court of competent jurisdiction, Section 78.751(4) of the NGCL states that the corporation shall only indemnify upon a determination of (i) the shareholders; (ii) majority vote of the board that were not parties to the action; (iii) if ordered by a majority vote of a quorum of directors who were not parties to the action, suit or proceeding, by independent legal counsel in a written opinion; or (iv) by independent legal counsel in a written opinion if no quorum of directors who were not parties to the action may be obtained.

     Unless ordered by a court of competent jurisdiction, indemnification may not be made to or on behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act as is therefore unenforceable.

SHARES ELIGIBLE FOR FUTURE SALE

     Upon completion of the Offering, the Company will have 5,300,000 shares of Common Stock outstanding. Of these shares, the 3,000,000 shares sold in the Offering and a small number, approximately 92,207 from the Company's original public offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased at any time by an "affiliate" of the Company (as that term is defined in the rules and regulations under the Securities Act). All of the remaining shares of Common Stock outstanding (2,207,893) are held by existing stockholders and were sold without registration under the Securities Act in reliance upon an exemption from registration and will be "restricted" securities within the meaning of Rule 144, 2,000,000 of which will be eligible for sale in December of 1997, and the remainder are currently eligible for sale. The directors and officers of the Company, and certain other stockholders who in the aggregate own 1,546,273 shares of restricted Common Stock, have agreed with the Underwriters not to offer, sell or otherwise dispose of any shares of Common Stock beneficially owned or controlled by them (including subsequently acquired shares) for a period of one year from the date of this Prospectus without the prior written consent of the Representative.

     In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned "restricted" shares for at least one year is entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of the Common Stock (53,000 shares immediately after the Offering) or the average weekly trading volume in the Common Stock on the Nasdaq National Market during the four calendar weeks preceding such sale. Sales under Rule 144 are also subject to certain manner of sale provision, notice requirements and the availability of current public information about the Company. Any person (or persons whose shares are aggregated) who is not deemed to be an "affiliate" of the Company at any time during the 90 days preceding a sale, and who has beneficially owned "restricted" shares for at least two years, would be entitled to sell such shares under Rule 144 without regard to the volume or manner of sale limitations referred to above.

     The Company can make no predictions as to the effect, if any, that sales of shares or the availability of shares for sale will have on the market price for the Common Stock prevailing from time to time. Nevertheless, sales of substantial amounts of Common Stock in the public market could adversely affect prevailing market prices.

     The Company has not yet issued options to purchase shares of Common Stock under its 1996 Long-Term Incentive Plan. However, 350,000 shares of Common Stock are reserved by the Company for issuance under the Plan. See
"Management -- Employee Benefit Plans." The Company intends to file a registration statement on Form S-8 covering sales of shares issued upon any securities issued under the Plan.

     The Company, as of the date of this Prospectus, has approximately 800 stockholders of record.

     Although the Company is a reporting company pursuant the Securities Act, its Common Stock is not actively traded and there does not currently exist any market makers for the Common Stock of the Company.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the Common Stock is American Stock Transfer and Trust Company, New York, New York.

                       CHANGES IN AND DISAGREEMENTS WITH
               ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

     Effective September 12, 1996, the Company, by act of its board of directors, engaged King Griffin & Adamson P.C. as its principal accountant to audit the Company's financial statements, replacing Skeehan & Company in that capacity. This decision was made in conjunction with the execution of certain acquisition agreements and the acquisition by the Company of Jamestown and Key West. The Company had not consulted with the newly engaged independent accountant on accounting matters prior to its engagement.

                                  UNDERWRITING

     The underwriters named below, (the "Underwriters") for whom National Securities Corporation is acting as representative (in such capacity the "Representative"), have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company and the Company has agreed to sell to the Underwriters on a firm commitment basis the respective number of shares of Common Stock set forth opposite their names below:

                            NAME                              NUMBER OF SHARES
                            ----                              ----------------
National Securities Corporation.............................
          Total.............................................      3,000,000

     The Underwriters are committed to purchase all the shares of Common Stock offered hereby, if any such securities are purchased. The Underwriting Agreement provides that the obligations of the several Underwriters are subject to conditions precedent specified therein.

     The Company has been advised by the Representative that the Underwriters propose initially to offer the Common Stock to the public at the initial offering price set forth on the cover page of this Prospectus and to certain
dealers at such prices less a concession of not in excess of $      per share of
Common Stock. Such dealers may re-allow a concession not in excess of
$          per share of Common Stock to certain other dealers. After the commencement of the Offering, the public offering prices, concession and reallowance may be changed by the Representative.

     The Representative has informed the Company that it does not expect sales to discretionary accounts by the Underwriters to exceed five percent of the Common Stock offered hereby.

     The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, or to contribute to payments that the Underwriter may be required to make. The Company has also agreed to pay the Representative an expense allowance on a nonaccountable basis equal to 3.0% of the gross proceeds derived from the sale of the Common Stock underwritten, of which $33,000 has been paid to date.

     The Company has granted the Underwriters an Over-Allotment Option, exercisable within 45 days of the date of this Prospectus to purchase up to an additional 450,000 shares of Common Stock at the public offering price per share of Common Stock, offered hereby, less underwriting discounts and the non-accountable expense allowance. Such option may be exercised only for the purpose of covering overallotments, if any, incurred in the sale of the Common Stock offered hereby. To the extent such option is exercised, in whole or in part, each Underwriter will have a firm commitment, subject to certain conditions, to purchase the number of the additional shares of Common Stock proportionate to its initial commitment.

     In connection with the Offering the Company has agreed to sell to the Representative, for nominal consideration, warrants to purchase from the Company up to 300,000 shares of Common Stock (the "Representatives Warrants"). The Representative's Warrants are initially exercisable at a price of $7.20 per share (120% of the initial offering price per share of Common Stock) for a four-year period commencing on the first anniversary of the issuance of such warrants. The Representative's Warrants may not be sold, transferred, assigned or hypothecated for a period of one year following the date of this Prospectus, except to officers of the Representative, Underwriters or members of the selling group. The Representative's Warrants provide for adjustments in the number of shares of Common Stock issuable upon the exercise thereof and in the exercise price of the Representative's Warrants as a result of certain events, including subdivisions and combinations of the Common Stock. The Representative's Warrants grant to the holders thereof certain rights of registration for the Common Stock issuable upon exercise of the Representative's Warrants.

     All officers, directors and certain stockholders of the Company have agreed not to, directly or indirectly, offer, agree or offer to sell, sell, transfer, assign, encumber, grant an option for the purchase or sale of, pledge or otherwise dispose of any beneficial interest in the Common Stock for a period of 12 months following the date of this Prospectus without the prior written consent of the Representative. An appropriate legend shall be marked on the face of certificates representing all such securities.

     The Company has agreed not to, without the prior written consent of the Representative, issue, sell, agree or offer to sell, grant an option for the purchase or sale of, or otherwise transfer or dispose of any of its securities for a period of 12 months following the effective date of the Registration Statement of which this Prospectus is a part.

     Prior to the Offering, there has been no active public market for the Common Stock. Consequently, the initial public offering price of the Common Stock has been determined by negotiation between the Company and the Representative and does not necessarily bear any relationship to the Company's asset value, net worth, and other established criteria of value. The factors considered in such negotiations, in addition to prevailing market conditions, include the history of and the prospects for the industry in which the Company competes, an assessment of the Company's management and the prospects of the Company, the Company's capital structure and certain other factors as were deemed relevant.

     In connection with this Offering certain Underwriters and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Common Stock. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M, pursuant to which such persons may bid for or purchase Common Stock for the purpose of stabilizing their respective market prices. The Underwriters also may create a short position for the account of the Underwriters by selling more Common Stock in connection with the Offering than they are committed to purchase from the Company, and in such case may purchase Common Stock in the open market following completion of the Offering to cover all or a portion of such short position. The Underwriters may also cover all or a portion of such short position by exercising the Over-allotment Option referred to above. In addition, the Representative, on behalf of the Underwriters, may impose "penalty bids" under contractual arrangements with the Underwriters whereby it may reclaim from an Underwriter (or dealer participating in the Offering) for the account of other Underwriters, the selling concession with respect to Common Stock that is distributed in the Offering but subsequently purchased for the account of the Underwriters in the open market. Any of the transactions described in this paragraph may result in the maintenance of the price of the Common Stock at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph is required, and, if they are undertaken, they may be discontinued at any time.

     The foregoing is a summary of all the material terms of the agreement described above but does not purport to be complete in all respects. Reference is made to a copy of each such agreement which are filed as exhibits to the Registration Statement of which this Prospectus is a part. See "Additional Information."

                                 LEGAL MATTERS

     The validity of the issuance of certain of the shares of Common Stock offered hereby and certain other legal matters will be passed upon for the Company by Jackson Walker, L.L.P., Dallas, Texas. Certain legal matters in connection with the Offering with respect to Nevada law will be passed upon for the Company by Marshall, Hill, Cassas & deLipkau, Reno, Nevada. Camhy Karlinsky & Stein LLP, New York, New York has acted as counsel for the Underwriters in connection with this Offering.

                                    EXPERTS

     The consolidated financial statements of the Company as of December 31, 1995 and 1996 and for each of the years in the two-year period ended December 31, 1996, have been included herein and in the registration statement in reliance upon the reports, included herein, of King Griffin & Adamson P.C., independent public accountants, and upon the authority of said firm as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). These materials can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and 7 World Trade Center, New York, New York 10048. Copies of these materials can also be obtained from the Commission at prescribed rates by writing to the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. The Registration Statement may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov".

     The Company will provide, without charge, to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated herein or in the Registration Statement by reference (other than exhibits and schedules thereto, unless such exhibits or schedules are specifically incorporated by reference into the information that this Prospectus incorporates). Written or telephonic requests for copies should be directed to the Company's principal office: 3000 Lexington Financial Center Lexington, Kentucky 40507 (606) 281-0000.

                         INDEX TO FINANCIAL STATEMENTS

                                                                PAGE
                                                                ----
Pro Forma Consolidated Financial Statements
  Consolidated Balance Sheet................................     F-3
  Consolidated Statement of Operations......................     F-4
Consolidated Financial Statements
  Report of Independent Certified Public Accountants........     F-5
  Consolidated Balance Sheets...............................     F-6
  Consolidated Statements of Operations.....................     F-7
  Consolidated Statements of Changes in Stockholders'
     Deficit................................................     F-8
  Consolidated Statements of Cash Flows.....................     F-9
  Notes to Consolidated Financial Statements................    F-10
Sonoma International
  Report of Independent Certified Public Accountants........    F-20
  Balance Sheets............................................    F-21
  Statements of Operations..................................    F-22
  Statements of Changes in Stockholders' Deficit............    F-23
  Statements of Cash Flows..................................    F-24
  Notes to Financial Statements.............................    F-25
Key West Conch Harbor, Inc.
  Report of Independent Certified Public Accountants........    F-29
  Balance Sheets............................................    F-30
  Statements of Operations..................................    F-31
  Statements of Changes in Stockholders' Deficit............    F-32
  Statements of Cash Flows..................................    F-33
  Notes to Financial Statements.............................    F-34

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

     Effective December 9, 1996, Jamestown Resort and Marina Ltd., ("Jamestown") completed a reverse acquisition of Sonoma International ("Sonoma") and an acquisition of Key West Conch Harbor, Inc. ("Key West"). The historical financial statements prior to the acquisition transactions are those of Jamestown. Sonoma was a public company which has had no operations since 1988.

     For accounting purposes, the acquisition between Sonoma and Jamestown is regarded as an acquisition by Jamestown of substantially all of the outstanding stock of Sonoma and is accounted for as a recapitalization of Jamestown with Jamestown as the acquirer (a reverse acquisition). The subsequent transaction with Key West is accounted for using the purchase method of accounting. See Note A to the consolidated financial statements that includes a more complete discussion of these transactions.

     The pro forma unaudited consolidated balance sheet at December 31, 1996 gives effect to the sale of common stock per the offering and the application of net proceeds therefrom, effective December 31, 1996. This includes the effect on interest expense resulting from the pay down of debt as it relates to the pro forma unaudited consolidated statement of operations for the year ended December 31, 1996.

     The unaudited pro forma consolidated statement of operations for the year ended December 31, 1996 also reflects the Key West and Sonoma transactions described above as if they occurred on January 1, 1996.

     The unaudited pro forma consolidated financial information is not necessarily indicative of the results of operations that would have been reported had such events occurred on the dates specified, nor is it necessarily indicative of the future results of the consolidated entities. The unaudited consolidated pro forma financial statements should be read in conjunction with the historical financial statements of the Company.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                PRO FORMA CONSOLIDATED BALANCE SHEET (UNAUDITED)
                               DECEMBER 31, 1996


                                                                                PRO FORMA
                                                                                 FOR THE
                                          HISTORICAL          PRO FORMA        YEAR ENDED
                                             1996            ADJUSTMENTS    DECEMBER 31, 1996
                                          -----------        -----------    -----------------
CURRENT ASSETS
  Cash..................................  $   104,353(a)(b)  $9,755,777        $ 9,860,130
  Escrow funds..........................       88,400                --             88,400
  Receivables:
    Trade, net..........................       54,492                --             54,492
    Other...............................       27,008                --             27,008
  Inventory.............................       85,668                --             85,668
  Prepaid expenses and other............       17,651                --             17,651
                                          -----------        -----------       -----------
        Total current assets............      377,572         9,755,777         10,133,349
PROPERTY AND EQUIPMENT
  Buildings and improvements............    2,599,885                --          2,599,885
  Land..................................    3,150,000                --          3,150,000
  Land improvements.....................      293,831                --            293,831
  Docks and floating buildings..........    8,220,250                --          8,220,250
  Boats and improvements................    2,116,453                --          2,116,453
  Furniture, fixtures and equipment.....    1,692,566                --          1,692,566
  Boats under capital lease.............           --                --                 --
  Computer equipment....................      193,171                --            193,171
  Fuel tanks and containment building...      151,132                --            151,132
  Vehicles..............................       22,482                --             22,482
  Construction in progress..............      140,178                --            140,178
                                          -----------        -----------       -----------
                                           18,579,948                --         18,579,948
  Less accumulated depreciation and
    amortization........................    4,537,677                --          4,537,677
                                          -----------        -----------       -----------
Net property and equipment..............   14,042,271                --         14,042,271
OTHER ASSETS
  Deferred loan fees, net...............      322,858                --            322,858
  Deferred offering costs...............      336,632(b)       (336,632)                --
  Goodwill, net.........................    1,006,310                --          1,006,310
                                          -----------        -----------       -----------
        Total other assets..............    1,665,800          (336,632)         1,329,168
                                          -----------        -----------       -----------
TOTAL ASSETS............................  $16,085,643        $9,419,145        $25,504,788
                                          ===========        ===========       ===========
CURRENT LIABILITIES
  Current portion of long-term debt.....  $ 4,395,941(a)     $(4,254,504)      $   141,437
  Accounts payable......................      453,522                --            453,522
  Accrued interest......................      150,733(a)       (112,874)            37,859
  Accrued liabilities...................      299,802                --            299,802
  Security deposits.....................       49,319                --             49,319
  Payable to related party..............       53,200                --             53,200
  Deferred revenue......................      696,622                --            696,622
                                          -----------        -----------       -----------
        Total current liabilities.......    6,099,139        (4,367,378)         1,731,761
LONG-TERM LIABILITIES
  Long term debt........................   10,263,786(a)       (913,477)         9,350,309
                                          -----------        -----------       -----------
        Total long term liabilities.....   10,263,786          (913,477)         9,350,309
STOCKHOLDERS' EQUITY (DEFICIT)
  Common stock..........................        2,300             3,000              5,300
  Additional paid-in capital............    1,392,346(a)(b)  14,697,000         16,089,346
  Accumulated equity (deficit)..........   (1,671,928)               --         (1,671,928)
                                          -----------        -----------       -----------
        Total stockholders' equity
          (deficit).....................     (277,282)       14,700,000         14,422,718
                                          -----------        -----------       -----------
TOTAL LIABILITIES AND STOCKHOLDERS'
  EQUITY (DEFICIT)......................  $16,085,643        $9,419,145        $25,504,788
                                          ===========        ===========       ===========


---------------


(a) To reflect the sale of 3,000,000 shares of common stock and the use of the proceeds (to pay down debt) from the offering net of discounts to underwriter, commissions and expenses of the offering.



(b) To net the deferred offering costs against the proceeds from the offering.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

           PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS (UNAUDITED)
                          YEAR ENDED DECEMBER 31, 1996


                                                              (d)
                                                            ACQUIRED
                                                       OPERATIONS FOR THE
                                                         ELEVEN MONTHS
                                          HISTORICAL         ENDED           PRO FORMA    PRO FORMA
                                             1996      NOVEMBER 30, 1996    ADJUSTMENTS      1996
                                          ----------   ------------------   -----------   ----------
REVENUES
  Annual slip fees......................   1,272,986       $  292,108        $      --    $1,565,094
  Boat rental...........................     667,750               --               --       667,750
  Lodge.................................     683,045               --               --       683,045
  Fuel..................................     666,182        1,075,388               --     1,741,570
  Convenience store and merchandise.....     355,446               --               --       355,446
  Restaurant............................     357,523               --               --       357,523
  Other.................................     154,802           55,431               --       210,233
                                          ----------       ----------        ---------    ----------
          Total revenues................   4,157,734        1,422,927               --     5,580,661
COST OF REVENUES
  Annual slip...........................     135,413           22,018               --       157,431
  Boat rental...........................     203,767               --               --       203,767
  Lodge.................................     224,243               --               --       224,243
  Fuel..................................     467,323          787,273               --     1,254,596
  Convenience store and merchandise.....     284,986               --               --       284,986
  Restaurant............................     287,856               --               --       287,856
  Other.................................     161,662               --               --       161,662
                                          ----------       ----------        ---------    ----------
          Total cost of revenues........   1,765,250          809,291               --     2,574,541
                                          ----------       ----------        ---------    ----------
GROSS PROFIT............................   2,392,484          613,636               --     3,006,120
SELLING, GENERAL AND ADMINISTRATIVE.....   1,331,224          219,665                      1,550,889
GAIN ON REDUCTION OF OBLIGATIONS........          --               --               --            --
DEPRECIATION AND AMORTIZATION...........     630,518           67,857(c)        11,339       709,714
                                          ----------       ----------        ---------    ----------
INCOME (LOSS) FROM OPERATIONS...........     430,742          326,114          (11,339)      745,517
INTEREST EXPENSE........................   1,025,784          334,155(e)      (444,454)      915,485
                                          ----------       ----------        ---------    ----------
NET INCOME (LOSS) BEFORE
  EXTRAORDINARY ITEMS AND INCOME
     TAXES..............................    (595,042)          (8,041)         433,115      (169,968)
                                          ----------       ----------        ---------    ----------
INCOME TAXES............................     453,560               --               --       453,560
NET INCOME (LOSS) BEFORE EXTRAORDINARY
  ITEMS.................................  $ (141,482)      $   (8,041)       $ 433,115    $  283,592
                                          ==========       ==========        =========    ==========
NET INCOME (LOSS) PER COMMON SHARE
  BEFORE EXTRAORDINARY ITEMS............  $    (0.10)                                     $     0.06
                                          ==========                                      ==========
WEIGHTED AVERAGE SHARES OUTSTANDING.....   1,425,917                                       4,989,251
                                          ==========                                      ==========


---------------


(c) To reflect the amortization of goodwill of Key West, assuming the Company had acquired Key West at January 1, 1996.


(d) To reflect the full year of operations of Key West and any activity in Sonoma.

(e) To reflect the reduction in interest expense resulting from the pay down of debt in accordance with the use of proceeds.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
Sonoma International

     We have audited the accompanying consolidated balance sheets of Sonoma International and subsidiaries as of December 31, 1995 and 1996, and the related consolidated statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Sonoma International and subsidiaries as of December 31, 1995 and 1996, and the consolidated results of their operations and their cash flows for the years then ended, in conformity with generally accepted accounting principles.

                                            KING GRIFFIN & ADAMSON P.C.

Dallas, Texas
March 7, 1997

                     SONOMA INTERNATIONAL AND SUBSIDIARIES
                          CONSOLIDATED BALANCE SHEETS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                     ASSETS

                                                                 1995           1996
                                                              -----------    -----------
CURRENT ASSETS
  Cash......................................................  $     9,628    $   104,353
  Escrow funds..............................................       26,673         88,400
  Receivables:
    Trade (net of allowance for doubtful accounts of $3,876
     for each year).........................................       47,653         54,492
    Other...................................................       34,199         27,008
  Inventory.................................................       75,400         85,668
  Prepaid expenses..........................................       46,456         17,651
                                                              -----------    -----------
        Total current assets................................      240,009        377,572
                                                              -----------    -----------
PROPERTY AND EQUIPMENT
  Buildings and improvements................................    2,352,561      2,599,885
  Land......................................................           --      3,150,000
  Land improvements.........................................       79,737        293,831
  Docks and floating buildings..............................    7,180,728      8,220,250
  Boats and improvements....................................      782,105      2,116,453
  Furnishings, fixtures and equipment.......................    1,640,722      1,692,566
  Houseboats and pontoons under capital lease...............    1,373,649             --
  Computers under capital lease.............................      161,734        193,171
  Fuel tanks and containment buildings......................           --        151,132
  Vehicles..................................................       22,482         22,482
  Construction in progress..................................      240,931        140,178
                                                              -----------    -----------
                                                               13,834,649     18,579,948
Less accumulated depreciation and amortization..............    3,987,745      4,537,677
                                                              -----------    -----------
Net property and equipment..................................    9,846,904     14,042,271
                                                              -----------    -----------
OTHER ASSETS
  Deferred loan fees, net of accumulated amortization of
    $11,827 and $77,593.....................................      106,438        322,858
  Goodwill, net of accumulated amortization of $165,825 and
    $184,250................................................      571,175      1,006,310
  Deferred offering costs...................................           --        336,632
                                                              -----------    -----------
        Total other assets..................................      677,613      1,665,800
                                                              -----------    -----------
TOTAL ASSETS................................................  $10,764,526    $16,085,643
                                                              ===========    ===========

                    LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Current portion of long-term debt (including $3,410,277
    and $4,052,778 to related parties)......................  $ 3,819,067    $ 4,395,941
  Current portion of obligations under capital leases.......      198,391             --
  Accounts payable..........................................      188,555        453,522
  Accrued interest (including $272,272 and $57,240 to
    related parties)........................................    1,246,452        150,733
  Accrued liabilities.......................................      141,387        299,802
  Security deposits.........................................       29,074         49,319
  Deferred revenue..........................................      633,190        696,622
  Payable to related party..................................           --         53,200
  Accrued management fees -- related party..................      581,301             --
  Accrued guarantee fees -- related party...................       60,000             --
  Deferred gain on sale leaseback...........................       75,800             --
                                                              -----------    -----------
        Total current liabilities...........................    6,973,217      6,099,139
                                                              -----------    -----------
LONG-TERM LIABILITIES
  Long-term debt, less current maturities (including
    $114,830 in 1996 due to related parties)................    7,421,234     10,263,786
  Obligations under capital leases, less current
    obligations.............................................      417,638             --
                                                              -----------    -----------
        Total long-term liabilities.........................    7,838,872     10,263,786
                                                              -----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes D, E, F, G, H, I and M)
STOCKHOLDERS' DEFICIT
  Common stock, $0.001 par value; authorized 20,000,000;
    issued and outstanding shares 1,369,025 and 2,300,000...        1,369          2,300
  Additional paid-in capital................................           --      1,392,346
  Accumulated deficit.......................................   (4,048,932)    (1,671,928)
                                                              -----------    -----------
        Total stockholders' deficit.........................   (4,047,563)      (277,282)
                                                              -----------    -----------
TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.................  $10,764,526    $16,085,643
                                                              ===========    ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                                  1995          1996
                                                               -----------   -----------
REVENUES
  Slip fees.................................................   $ 1,168,041   $ 1,272,986
  Boat rental...............................................       748,941       667,750
  Lodge.....................................................       683,251       683,045
  Fuel......................................................       531,120       666,182
  Convenience store and merchandise.........................       381,123       355,446
  Restaurant................................................       372,473       357,523
  Other.....................................................       135,073       154,802
                                                               -----------   -----------
          Total revenues....................................     4,020,022     4,157,734
                                                               -----------   -----------
COST OF REVENUES
  Slip......................................................       165,634       135,413
  Boat rental...............................................       396,916       203,767
  Lodge.....................................................       235,082       224,243
  Fuel......................................................       351,029       467,323
  Convenience store and merchandise.........................       288,498       284,986
  Restaurant................................................       329,982       287,856
  Other.....................................................       109,350       161,662
                                                               -----------   -----------
          Total cost of revenues............................     1,876,491     1,765,250
                                                               -----------   -----------
GROSS PROFIT................................................     2,143,531     2,392,484
  SELLING, GENERAL AND ADMINISTRATIVE (including related
     party amounts for management and guarantee fees of
     $220,540 and $210,482).................................     1,278,390     1,331,226
AMORTIZATION OF GOODWILL....................................        30,252        84,423
DEPRECIATION AND AMORTIZATION...............................       578,603       546,093
                                                               -----------   -----------
INCOME FROM OPERATIONS......................................       256,286       430,742
  INTEREST EXPENSE (including interest to related parties of
     $260,716 and $293,430).................................       867,346     1,025,784
                                                               -----------   -----------
NET LOSS BEFORE INCOME TAXES AND EXTRAORDINARY ITEMS........      (611,060)     (595,042)
     Income taxes...........................................            --       453,560
                                                               -----------   -----------
NET LOSS BEFORE EXTRAORDINARY ITEMS.........................      (611,060)     (141,482)
EXTRAORDINARY ITEMS
  Gain on extinguishment of debt, net of income tax of $0...            --     2,518,486
                                                               -----------   -----------
NET INCOME (LOSS)...........................................   $  (611,060)  $ 2,377,004
                                                               ===========   ===========
Net income (loss) per common share before extraordinary
  items.....................................................   $     (0.45)  $     (0.10)
                                                               ===========   ===========
Net income (loss) per common share..........................   $     (0.45)  $      1.67
                                                               ===========   ===========
Weighted average shares outstanding.........................     1,369,025     1,425,917
                                                               ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES
           CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

                                                          ADDITIONAL
                                      COMMON     COMMON    PAID-IN     ACCUMULATED
                                      SHARES     STOCK     CAPITAL       DEFICIT        TOTAL
                                     ---------   ------   ----------   -----------   -----------
Deficit at January 1, 1995.........  1,369,025   $1,369   $       --   $(3,437,872)  $(3,436,503)
Net loss for the year ended
  December 31, 1995................         --      --            --      (611,060)     (611,060)
                                     ---------   ------   ----------   -----------   -----------
Deficit at December 31, 1995.......  1,369,025   1,369            --    (4,048,932)   (4,047,563)
Acquisition transactions
  Fair value of assets and
     liabilities at date of
     acquisition...................    600,000     600       178,840            --       179,440
Issuance of stock to relieve
  obligations......................    330,975     331     1,213,506            --     1,213,837
Net income for the year ended
  December 31, 1996................         --      --            --     2,377,004     2,377,004
                                     ---------   ------   ----------   -----------   -----------
Deficit at December 31, 1996.......  2,300,000   $2,300   $1,392,346   $(1,671,928)  $  (277,282)
                                     =========   ======   ==========   ===========   ===========

  The accompanying notes are an integral part of these consolidated financial statements.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES
                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1995 AND 1996


                                                                 1995           1996
                                                              -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES
  Net income (loss).........................................  $  (611,060)   $ 2,377,004
  Adjustments to reconcile net income (loss) to net cash
     provided by operating activities:
     Depreciation and amortization of fixed assets..........      578,603        546,093
     Amortization of goodwill...............................       30,252         84,425
     Deferred income taxes..................................           --       (453,560)
     Amortization of deferred gain on sale leaseback........       (6,105)       (75,800)
     Gain on debt extinguishment............................           --     (2,518,486)
     Non cash issuance of stock to the employee incentive
      plan..................................................           --        100,000
     Non cash portion of guarantee and management fees......           --         41,529
     Changes in assets and liabilities (net of
      acquisitions):
       Decrease (increase) in escrow funds..................       16,589        (61,727)
       Decrease (increase) in trade receivables.............         (854)         2,287
       Decrease (increase) in other receivables.............      (11,088)         7,191
       Decrease (increase) in inventory.....................        6,911         25,906
       Decrease (increase) in prepaid expenses..............       25,463         58,205
       Decrease (increase) in other assets..................           --        (90,864)
       Increase (decrease) in accounts payable..............      (86,235)        99,432
       Increase (decrease) in accrued interest..............      450,506         19,625
       Increase (decrease) in accrued liabilities...........     (107,927)       (26,491)
       Increase (decrease) in security deposits.............       (5,384)        20,245
       Increase (decrease) in related party loan............           --        (53,242)
       Increase (decrease) in deferred revenue..............      101,779         23,811
       Increase (decrease) in accrued guarantee fees........       20,000             --
       Increase (decrease) in accrued management fees.......      123,295             --
                                                              -----------    -----------
          Net cash provided by operating activities.........      524,745        125,583
                                                              -----------    -----------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment.......................     (603,820)      (104,708)
  Proceeds from the sale of property and equipment..........           --         49,159
  Balance of cash in Key West and Sonoma when acquired......           --         23,325
                                                              -----------    -----------
          Net cash used by investing activities.............     (603,820)       (32,224)
                                                              -----------    -----------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank and related party loans................    1,250,700      7,183,976
  Repayments of borrowings..................................     (844,175)    (6,329,077)
  Repayments of obligation under capital lease..............     (202,601)      (616,029)
  Organization and loan costs Jamestown.....................     (118,805)      (237,504)
                                                              -----------    -----------
          Net cash provided by financing activities.........       85,119          1,366
                                                              -----------    -----------
NET INCREASE IN CASH........................................        6,044         94,725
  Cash at beginning of the year.............................        3,584          9,628
                                                              -----------    -----------
  Cash at end of the year...................................  $     9,628    $   104,353
                                                              ===========    ===========
SUPPLEMENTAL DISCLOSURES
  Cash paid during the period for interest..................  $   430,908    $   948,689
                                                              ===========    ===========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND FINANCING
  ACTIVITIES
  Issuance of debt in connection with the acquisition of Key
     West...................................................  $        --    $   175,000
                                                              ===========    ===========
  Stock issued to satisfy Jamestown obligations.............  $        --    $ 1,213,837
                                                              ===========    ===========
  Stock issued to acquire Key West and Sonoma...............  $        --    $   178,840
                                                              ===========    ===========


  The accompanying notes are an integral part of these consolidated financial statements.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     YEARS ENDED DECEMBER 31, 1995 AND 1996

NOTE A -- ORGANIZATION

     Sonoma Quicksilver Mines, Inc., a public company, was incorporated under the laws of the State of Nevada on June 10, 1940. The name was subsequently changed to Sonoma International ("Sonoma"). Sonoma had several failed business operations and since 1988 its only activity had been to search for a company or assets to acquire.

     September 12, 1996, Sonoma entered into an agreement (the "Agreement") with Clear Creek Investments, LLC, a Kentucky Limited Liability Company ("Clear Creek") and owner of the general partner of Jamestown Resort & Marina, LTD ("Jamestown"), and holders of the limited partnership interests in Jamestown. The Agreement required the transfer and assignment to Sonoma of Jamestown's general partner and all limited partnership interests. The Agreement, effective on December 9, 1996, incorporates the payment of the preference payments due (Note I) through the issuance of shares of Sonoma. In addition, the Agreement required that Sonoma effect a one for two hundred reverse split (and increase authorized shares to 20,000,000 (post split)), leaving 300,000 shares issued and outstanding, and issue 1,700,000 shares to Clear Creek and affiliated and related entities or individuals for the acquisition of Jamestown. The consolidated financial statements including all references to the number of shares of common stock and all per share information have been adjusted to reflect the common stock reverse split and the revised authorized number of shares on a retroactive basis.

     October 31, 1996, Key West Conch Harbor, Inc. ("Key West"), by consent of its shareholders, entered into an agreement (the "Agreement") with Sonoma. The Agreement required the transfer and assignment to Sonoma of all of the common stock of Key West in exchange for 300,000 shares of common stock of Sonoma and a demand note for $175,000. The transaction was completed effective December 9, 1996.

     For accounting purposes, as the Jamestown Limited partners and general partner end up with the majority of Sonoma's stock, the acquisition by Sonoma of all of the Jamestown limited partnership interests and general partnership interest was accounted for as a recapitalization of Jamestown with Jamestown as the acquirer (a reverse acquisition). Accordingly, the financial statements prior to the acquisition of Sonoma and Key West included herein are those of Jamestown. The transaction with Key West was accounted for using the purchase method. The results of operations of Key West and Sonoma have been included in the consolidated statements of operations from the acquisition dates.

     Jamestown was formed as a limited partnership organized under the laws of the State of Kentucky by Jamestown Resort & Marina, Inc., the general partner, on November 1, 1987. It owns a resort and marina facility near Jamestown, Kentucky on Lake Cumberland.

     Key West was incorporated in the State of Florida on December 23, 1993 for the purposes of acquiring, developing, and operating a marina facility in Key West, Florida.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Principles of Consolidation

     The consolidated financial statements include the accounts of Sonoma International and its subsidiaries ("the Company"). All significant intercompany transactions and balances have been eliminated in consolidation.

  Statement of Cash Flows

     For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposit, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

  Inventory

     Inventory is stated at the lower of cost or market and consists of food, beverages, clothing, fuel and boat parts. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

  Property and Equipment

     Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Assets held under capital leases are amortized using the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related lives are as follows:

                        MAJOR CLASS                           LIFE IN YEARS
                        -----------                           -------------
Docks, floating buildings and buildings on land.............      20 - 31.5
Houseboats and pontoons.....................................             20
Land improvements...........................................        15 - 20
Signage.....................................................             10
Furniture, fixtures and equipment...........................              7
Computers...................................................              5

     Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

  Goodwill

     Goodwill relates to the original purchase in 1988 of the Jamestown marina and the U.S. Army Corps of Engineers lease and the purchase of Key West effective December 9, 1996 (see Note A) and represents the excess of cost over fair value of net assets acquired and is being amortized using the straight-line method over 40 years. Management reviews recoverability, the valuation and amortization of goodwill on an on-going basis. As part of this review, management considers the undiscounted projected future net earnings in evaluating the value of goodwill. If the undiscounted projected future net earnings were less than the stated value, the goodwill would be written down to its fair value.

  Deferred Loan Fees

     Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

  Deferred offering costs

     Deferred offering costs are capitalized and will be recorded as a reduction to stockholders equity upon completion of the Company's public offering or expensed if the offering is unsuccessful (Note D).

  Revenue Recognition

     Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Income Taxes

     The Company accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  Income (loss) per share

     (Income) loss per share of common stock is based upon the weighted average number of outstanding common shares for all periods presented after giving retroactive effect to a one for two hundred reverse split of the Company's common stock (See Note A).

  Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year presentation.

NOTE C -- ACQUISITIONS

     As discussed in Note A, Sonoma and Key West were acquired effective December 9, 1996. The public company's stock is not considered to be actively trading, therefore the assets and liabilities of Sonoma and Key West were valued at fair market value.

     A summary of the fair value of assets acquired and liabilities assumed is as follows:

Current assets including cash of $23,325.................... $    68,626
Land, docks and improvements and other fixed assets.........   4,675,905
Other assets................................................     319,964
Goodwill....................................................     453,560
Current liabilities.........................................    (550,881)
Deferred tax liability......................................    (453,560)
Debt........................................................  (4,159,774)
                                                             -----------
                                                                 353,840
Less note issued in connection with acquisitions............    (175,000)
                                                             -----------
Estimated fair value of common stock issued................. $   178,840
                                                             ===========

     Unaudited pro forma financial information for the years ended December 31, 1995 and 1996 as though the acquisitions had occurred on January 1, 1995 is as follows:

                                                                 1995          1996
                                                              ----------    ----------
Revenues....................................................  $4,674,000    $5,580,000
Net loss before extraordinary item..........................    (829,000)     (159,000)
Net income (loss)...........................................    (411,000)    2,464,000
Net loss per share before extraordinary item................       (0.42)        (0.08)
Net income (loss) per share.................................       (0.21)         1.24

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

NOTE D -- SUBORDINATION OF RELATED PARTY DEBT AND PUBLIC OFFERING


     As reflected in the consolidated statements of operations, the Company incurred net losses before extraordinary items of approximately $611,000 and $141,000 in 1995 and 1996, respectively. At December 31, 1996 current liabilities exceed current assets by approximately $5,722,000. During 1995 and 1996 respectively, the Company generated positive cash from operating activities of approximately $525,000 and $126,000 and an overall increase in cash of approximately $6,000 and $95,000. Net income (loss) before extraordinary items and depreciation and amortization was approximately a loss of $2,000 for 1995 and $489,000 (including deferred tax benefit of 454,000) of income for 1996. In addition, the Company has entered into an agreement with the holders of $3,277,577 (all current obligations) of the notes payable to defer payments of principal and interest if necessary for the Company to meet other obligations.


     The acquisition of Key West in December, 1996 and operational charges at Jamestown, as well as economies of scale realized by the combined operations of Jamestown and Key West is also expected to improve operating cash flows.

     In addition, in January, 1997, the Company filed a registration statement with the Securities and Exchange commission to raise $16,500,000 (not including underwriters discounts and warrants) through a public offering, a portion of the proceeds of which will be used to pay down debt and provide additional liquidity to fund operations and growth.

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to meet its obligations.

NOTE E -- DEVELOPMENT AGREEMENT WITH THE TRANSPORTATION CABINET OF THE
          COMMONWEALTH OF KENTUCKY

     The Company and the Transportation Cabinet of the Commonwealth of Kentucky ("Transportation Cabinet") are parties to an agreement for development of the Jamestown marina facilities. Jamestown agreed to construct a new resort and marina and the Transportation Cabinet agreed to construct an extension of Kentucky Highway 92 to the island upon which the Partnership constructed its lodge.

     Jamestown agreed to pay the Transportation Cabinet one percent of the gross revenues received by the Jamestown resort and marina facilities in perpetuity. The fees under the agreement totaled $40,000 in 1995 and 1996.

NOTE F -- LEASE RIGHTS

     The Company leases approximately 299 acres of land and water from the U.S. Army Corps of Engineers. The lease has a 25-year term beginning January 1, 1988 with the original term of the lease ending in December 2012. In August 1988 the Company entered into a supplemental agreement renewing the lease for an additional 25-years without interruption. The renewal is subjected to the satisfactory compliance with all lease conditions during the original term and approval by the Government. Rental amounts due under the lease are contingent upon a variety of factors, primarily gross revenues. Rent expense was approximately $70,000 in 1995 and $68,000 in 1996.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

NOTE G -- NOTES PAYABLE AND LONG-TERM DEBT


                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1995           1996
                                                              -----------    -----------
Mortgage one................................................  $ 7,194,005    $        --
Note payable one............................................           --      6,220,691
Mortgage two................................................           --      3,224,185
Demand note -- related party................................    1,852,777      1,852,777
Note payable three..........................................           --        800,332
Former General Partner note.................................    1,197,500        707,500
Former Limited Partner notes................................      360,000        360,000
Paddleboat notes............................................      209,736        170,318
Yacht Club note -- related party............................      223,624        200,000
Executive Boats note........................................      159,671             --
Generators note.............................................       42,988             --
Note payable two............................................           --        144,553
First note payable to stockholder...........................           --        175,000
Second notes payable to stockholder.........................           --        100,000
Third note payable to former stockholder....................           --        140,201
Fourth note payable to stockholder..........................           --        517,300
Other.......................................................           --         46,869
                                                              -----------    -----------
          Total.............................................   11,240,301     14,659,727
Less current maturities.....................................   (3,819,069)    (4,395,941)
                                                              -----------    -----------
Long-term portion...........................................  $ 7,421,234    $10,263,786
                                                              ===========    ===========


     Mortgage one and note payable one. On December 31, 1988 Jamestown entered into two notes with banks to finance the resort and marina project. The first note was for $5,625,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $53,568 and interest at a rate of 11%, adjusted to 3% above the weekly auction average rate of T-Securities, with a 3 year maturity on November 1. The second note was for $2,375,000 maturing on January 1, 1995. The note required monthly payments of principal in the amount of $6,000 and interest at a rate of 1% over the Base Lending rate as defined. Both notes were secured by Jamestown property. Thereafter, the Company defaulted on the notes, and the bank became insolvent. The loan was subsequently assumed by the Resolution Trust Corporation ("RTC"). The note was consolidated with several other notes and sold to a second bank in March, 1993.


     On January 29, 1996, the Company refinanced the mortgage one note by entering into a loan agreement for $6,300,000 maturing on February 1, 2001. The agreement requires monthly payments of principal and interest at a variable rate equal to the commercial paper rate plus 4.25%. The sum of $5,800,000 under the $6,300,000 note plus additional short term borrowings were used to settle the mortgage one debt, other notes payable, and related loan origination fees. On March 28, 1996 the remaining $500,000 was drawn on the $6,300,000 note. The lender requires the Company to maintain an escrow cash account to pay for improvements and property taxes. The Company recognized a $2,518,000 gain (net of income taxes of $0) on debt extinguishment as a result of the mortgage one note payable refinancing discussed above. The extraordinary gain consisted primarily of forgiveness of $1,844,000 in outstanding principal and $748,000 of accrued interest.


     Mortgage Two. The note payable to a financial institution was assumed in connection with the acquisition of Key West. The note requires monthly interest payments only until May 1, 1998 at which time thirty-six principal plus interest payments are due totaling $30,208 per month with interest at 9% for these 36 payments and at 1% over prime thereafter with monthly payments increasing to $30,624 until maturity on April 1, 2016.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

     Demand Notes -- related party. Jamestown originally entered into a note agreement with a bank for $2,000,000 on November 16, 1989, at 1 1/2% over the prime lending rate which was collateralized by a second mortgage on the assets of the marina and by certain items of the Webb Family Trust, an entity related to the former general partner. A 1% guarantee amount based on the outstanding balance was payable to the Webb Family Trust as compensation for pledging its collateral (See Note I). The Company defaulted on the note several times and on January 15, 1993 the note was converted to a demand note. In March 1994, the Company again defaulted under the terms of the note and the Webb Family Trust collateral was liquidated by the bank to satisfy the note. The Company subsequently became obligated to the Webb Family Trust under the same terms as the demand note. The Webb Family Trust has waived all defaults on this note.

     Note payable three. On January 29, 1996, Jamestown assumed a 7.39% note to a financial institution to satisfy obligations arising from funds provided to the Company to cover differences in the mortgage refinancing discussed previously. Interest expense was $54,558 during 1996 and accrued interest was $24,286 at December 31, 1996. The note matures on October 22, 2001.

     Former General Partner Note. The Webb Family Trust loaned the Company $477,500 at various dates in 1995 and $750,000 in September 1995 at 10% under a promissory note entered into on August 10, 1995. The note matured on May 1, 1996 and is due on demand. The Webb Family Trust has waived all defaults on this note.

     Former Limited Partner Notes. On March 6, 1992, loans totaling $360,000 were made by the original limited partners in Jamestown at 1% plus prime for operating shortfalls and capital improvements. The notes are payable on demand. The notes may be extended each year for a fee of 1% of the note balance.

     Paddleboat Notes. Webb Cruise Lines, Inc. (WCL), an entity controlled by the former general partner of Jamestown, originally purchased the Jamestown Queen, a paddleboat, by obtaining financing from two banks. On April 21, 1989 WCL entered into the first note with a bank for $325,000. On October 30, 1994 the note was renewed for $251,303 at 2% plus prime maturing on April 30, 2000. The note requires monthly payments of $5,309 of principal and interest. The loan was collateralized by five (5.6%) of the limited Partnership units, the Paddleboat and guaranteed by the Webb Family Trust. On May 8, 1989, WCL entered into a 13.5% variable note with a second bank amounting to $75,000 with interest and principal due on June 22, 1995. Jamestown assumed both notes and title to the boat from WCL in May 1994 for the balance of both notes of $282,346 which approximated the fair value of the Paddleboat.

     Yacht Club Note -- related party. Webb Lexington Ventures, Inc., an entity controlled by the former general partner of Jamestown, entered into a 11% mortgage note with a bank for $278,000 to purchase the Yacht Club. The Yacht Club was acquired by Jamestown by assuming the note, which approximated the fair market value of the Yacht Club. The note was collateralized by property of the former general partner and matured on July 1, 1996. The former general partner of Jamestown funded the pay off of the note and assumed the obligation from the Company. All defaults on this note have been waived.

     Executive Boats Note. On February 8, 1990, Jamestown entered into a note with a bank to finance its executive boats. The note is collateralized by the two houseboats. The note was renewed on October 30, 1995 and provided for monthly principal payments of $4,000, interest at 11%. The note was paid off in connection with the refinancing discussed previously.

     Generators Note. On May 26, 1995, Jamestown entered into a note with a bank for $53,200 at a fixed rate of 10.5% maturing on October 1, 1997. The note was collateralized by 12 boat generators. Interest and principal of $3,000 were paid monthly beginning on July 1, 1995 through October 1, 1995. The note was paid off on January 29, 1996 in connection with the refinancing of the mortgage note discussed previously.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

     Note payable two. This $200,000 promissory note with a financial institution was assumed in connection with the purchase of Key West and matures on February 3, 1999, with a variable interest rate of 1 3/4% above the financial institutions base rate. Monthly interest payments are required. Accrued interest at December 31, 1996 was $1,348.

     First Note payable to stockholder. The Company issued a $175,000 note payable, which is due on demand and bears no interest, and 300,000 shares to former owners of Key West to acquire all of the stock of Key West (Note A).

     Second Notes Payable to stockholder. In connection with the acquisition of Key West, the Company assumed a $100,000 note payable to a stockholder which matured December 31, 1996 and is now due on demand, and bears interest at a variable rate of 1% over prime. Accrued interest at December 31, 1996 was $7,883.

     Third note payable to former stockholder. In connection with the acquisition of Key West, the Company assumed a note payable of $500,000 and a note payable of $150,000. The $500,000 note payable which was due to a former stockholder was paid off in October, 1996. The $150,000 note matures in August, 2001 and bears interest at 10%.

     Fourth note payable to stockholder. In connection with the acquisition of Key West, the Company assumed a note payable to a stockholder. The note was for $900,000, is due on demand, and bears no interest. The note payable was reduced by payments of $382,700 in 1996. Accrued interest at December 31, 1996 was $29,250.

     Aggregate maturities of long-term debt at December 31, 1996 are as follows:

1997............................................  $ 4,395,941
1998............................................      493,403
1999............................................      507,874
2000............................................      446,047
2001............................................    5,906,549
Thereafter......................................    2,909,913
                                                  -----------
     Total......................................  $14,659,727
                                                  ===========

NOTE H -- OBLIGATIONS UNDER CAPITAL LEASES

     Jamestown leased certain boats and computer equipment under capital leases. In 1991, Jamestown sold 25 houseboats and 20 pontoon boats for $1,374,000 to a bank and subsequently leased back the boats under a capital lease. In connection with this sale and lease-back transaction, the Company recorded a deferred gain of $104,000. This gain was being amortized as a offset to amortization expense over the term of the lease. On January 29, 1996, the Company settled the boat lease obligation and took title of the boats. See Note G. The remaining deferred gain of $75,800 was credited to income. Amortization expense was $65,000 and $5,700 for 1995 and 1996, respectively.

NOTE I -- RELATED PARTY TRANSACTIONS

     On December 9, 1996, in connection with the reverse acquisition transaction with Sonoma, the Company issued 304,285 (included within the 330,975 shares issued to relieve obligations in the accompanying consolidated statement of changes in Stockholders' deficit) shares of Sonoma common stock to the Jamestown former general and limited partners and various other related parties to satisfy accrued guarantee fees of $70,000, accrued management fees of $622,355 and accrued interest of $421,482. The average effective

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

share price for the 304,285 common shares ranged from $3.57 to $3.78. After December 9, 1996, no additional guarantee and management fees will be accrued or paid. Additional interest of $20,107 on shareholder loans was accrued after December 9, 1996 and will be paid using cash.

     The former general partner of Jamestown had a management agreement with the Partnership to provide management services to the Partnership for a fee equal to 5% of the annual gross revenues. Such fee was payable to the general partner at a rate $4,000 per month, plus direct costs and expenses associated with its management of the former Partnership. The remainder of the fee was accrued. Accrued management fees at December 31, 1995 and 1996 were $581,000 and $0, respectively. Management fees paid in 1995 and 1996 were $48,000 and management fee expense was $201,000 and $195,636, respectively.

     The former general partner of Jamestown guaranteed the Demand Note (Note G) and prior to the acquisitions (See Note A) received as compensation a fee of 1% of the outstanding note balance annually. Such fee amounted to $20,000 and $10,000 during 1995 and 1996, respectively. The accrued guarantee fee was $60,000 and $0 at December 31, 1995 and 1996, respectively. Subsequent to the acquisitions, this fee is no longer payable.

     Accrued interest due to the former partners of Jamestown was $272,000 and $0 at December 31, 1995 and 1996, respectively. Interest expense to related parties was $261,000 and $285,550 during 1995 and 1996, respectively.

     Accrued interest due to the Key West stockholders was $37,133 at December 31, 1996. Interest expense in connection with notes subsequent to the acquisition due to stockholders was $7,880.

     Also see Note G.

NOTE J -- INCOME TAXES

     Prior to the acquisition transactions described in Note A, Jamestown, a limited partnership, and Key West, an S Corporation for Federal income tax purposes, were not subject to income taxes at the entity level. Subsequent to the acquisitions through December 31, 1996, the Company generated operating losses for financial reporting and income tax reporting purposes. Any existing available net operating losses of Sonoma were limited upon consummation of the acquisition transactions described in Note A.

     The components of the income tax benefit for the year ended December 31, 1996 are as follows:

Federal
  Current tax expense (benefit).............................    $      --
  Deferred tax (benefit)....................................     (453,560)
                                                                ---------
                                                                $ 453,560
                                                                ---------

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

     The Company's income tax benefit for the year ended December 31, 1996 differed from the statutory Federal rate of 34% as follows:


Statutory rate applied to net loss before income taxes and
  extraordinary items.......................................    $(202,314)
Increase in income tax benefit resulting from change in tax
  status of Jamestown (Note A)..............................     (476,000)
Decrease in income tax benefit resulting from net losses
  generated prior to acquisition transactions which losses
  are not deductible........................................      161,846
Increase in valuation allowance.............................       52,109
Other.......................................................       10,799
                                                                ---------
                                                                $(453,560)
                                                                =========


     Deferred tax assets and liabilities at December 31, 1996 are as follows:

Current deferred tax asset..................................  $     --
Current deferred tax liability..............................        --
                                                              --------
                                                                    --
                                                              --------
Non-current deferred tax asset..............................  $505,669
Non-current deferred tax liability..........................   453,560
Valuation allowance.........................................  (52,109)
                                                              --------
  Net non-current deferred taxes............................  $     --
                                                              ========

     The non-current deferred tax asset consists primarily of the temporary difference arising from the effective change of tax status of Jamestown upon consummation of the transaction with Sonoma (see Note A) which results in Jamestown being included in the Sonoma consolidated Federal income tax return beginning December 9, 1996. This amount (net of a small valuation allowance) was recorded as a benefit to deferred income taxes in the accompanying statement of operations. The deferred tax asset also includes an insignificant amount of net-operating losses. The non-current deferred tax liability consists principally of differences for financial reporting and income tax reporting purposes of assets and liabilities acquired of Key West. (see Note A).

NOTE K -- PARTNERSHIP AGREEMENT -- JAMESTOWN

     The net loss for Jamestown for the year ended December 31, 1995 and for the period in 1996 prior to the acquisition transaction described in Note A, was allocated in accordance with the Partnership Agreement. No loss is allocated to the special limited partners because of their nil capital account balances. In accordance with the Partnership agreement, limited partners are allocated 80% of net losses to the extent that they have positive capital account balances, and the general partner is allocated the remaining loss.

NOTE L -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash and escrow funds, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

                     SONOMA INTERNATIONAL AND SUBSIDIARIES

                     YEARS ENDED DECEMBER 31, 1995 AND 1996

     The carrying amount and fair value of notes payable and long-term debt are as follows:

                                                        DECEMBER 31, 1996
                                                    --------------------------
                                                     CARRYING         FAIR
                                                      AMOUNT          VALUE
                                                    -----------    -----------
Variable rate debt................................  $10,577,048    $10,577,048
Demand notes......................................    3,120,277      3,120,277
Fixed rate debt...................................      962,402        744,460

     The fair values of the Company's fixed rate debt have been estimated based upon relative changes in the Company's variable borrowing rates since origination of the fixed rate debt. Fair values of variable rate debt and demand notes are deemed to approximate the carrying amount.

NOTE M -- CONTINGENT LIABILITIES

     In the normal course of its business, the Companies are subject to litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position, results of operations or cash flows.


NOTE N -- LONG-TERM INCENTIVE PLAN



     The Company adopted its 1996 Long-Term Incentive Plan ("Plan") as of December 9, 1996. An aggregate of 350,000 shares of Common Stock has been authorized and reserved for issuance under the Plan pursuant to the exercise of options or the grant of restricted stock awards. The Plan is intended to qualify for favorable treatment under Section 16 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), pursuant to Rule 16b-3 promulgated thereunder ("Rule 16B-3").



     The Plan provides for the grant of "incentive stock options," as defined in
Section 442 of the Internal Revenue Code of 1986, as amended ("Code"), nonqualified stock options, restricted stock awards and stock appreciation rights (collectively referred to as "Awards").



     All of the Company's employees, independent directors and advisors are eligible to receive Awards under the Plan, but only employees of the Company are eligible to receive incentive stock options. Options will be exercisable during the period specified in each option agreement and will generally be exercisable in installments pursuant to a vesting schedule to be designated by the Committee. Restricted stock awards will give the recipient the right to receive a specified number of shares of Common Stock contingent upon remaining a Company employee for a specified period, as determined by the Committee. Notwithstanding the provisions of any option agreement or restricted stock agreement, options will become immediately exercisable and all restrictions will immediately lapse with respect to any award of restricted stock in the event of a change or threatened change in control of the Company and in the event of certain mergers and reorganization of the Company. No option will remain exercisable later than ten years after the date of grant. In addition, options may be subject to early termination within a designated period following the optionee's cessation of service with the Company.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Board of Directors
Sonoma International

     We have audited the accompanying balance sheets of Sonoma International as of December 31, 1994 and 1995, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Sonoma International as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has no assets to pay its obligations and has been inactive for a number of years. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KING, GRIFFIN & ADAMSON P.C.

Dallas, Texas
September 6, 1996, except as to
Note H, which is as of December 9, 1996

                              SONOMA INTERNATIONAL
                                 BALANCE SHEETS

                           DECEMBER 31, 1994 AND 1995

                                                                     DECEMBER 31,
                                                              --------------------------
                                                                 1994           1995
                                                              -----------    -----------
TOTAL ASSETS................................................  $        --    $        --
                                                              ===========    ===========
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
  Accrued liabilities.......................................  $    45,395    $     5,633
  Accrued interest..........................................      224,031        252,435
  Notes payable.............................................      674,336        262,391
                                                              -----------    -----------
          Total current liabilities.........................      943,762        520,459
                                                              -----------    -----------
          Total liabilities.................................      943,762        520,459
                                                              -----------    -----------
Commitments and contingencies (Notes C and E)
Stockholders' deficit
  Common stock, $.001 par value, 20,000,000 authorized,
     127,899 and 300,000 issued and outstanding shares......          128            300
  Additional paid-in capital................................    4,277,568      4,781,378
  Accumulated deficit.......................................   (5,221,458)    (5,302,137)
                                                              -----------    -----------
          Total Stockholders' Deficit.......................     (943,762)      (520,459)
                                                              -----------    -----------
          TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT.......  $        --    $        --
                                                              ===========    ===========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                            STATEMENTS OF OPERATIONS

                     YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                   DECEMBER 31,
                                                              ----------------------
                                                                1994         1995
                                                              ---------    ---------
Revenue.....................................................  $      --    $      --
                                                              ---------    ---------
Expenses
  Professional fees.........................................         --       13,975
  Consulting fees...........................................     75,000       37,500
  Interest..................................................     34,200       28,404
  State taxes...............................................      1,600          800
                                                              ---------    ---------
          Total expenses....................................    110,800       80,679
                                                              ---------    ---------
Net income (loss)...........................................  $(110,800)   $ (80,679)
                                                              =========    =========
Net income (loss) per common share..........................  $   (0.86)   $   (0.58)
                                                              =========    =========
Weighted average shares outstanding.........................    127,899      138,442
                                                              =========    =========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                 STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT

                     YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                            ADDITIONAL
                                       NUMBER OF   COMMON    PAID-IN     ACCUMULATED
                                        SHARES     STOCK     CAPITAL       DEFICIT       TOTAL
                                       ---------   ------   ----------   -----------   ---------
Balance at January 1, 1994...........   127,899     $128    $4,277,568   $(5,110,658)  $(832,962)
Net loss.............................        --       --            --      (110,800)   (110,800)
                                        -------     ----    ----------   -----------   ---------
Balance at December 31, 1994.........   127,899      128     4,277,568    (5,221,458)   (943,762)
Stock issued for debt and other
  obligations........................   172,101      172       481,310            --     481,482
Capital contributions resulting from
  obligations settled by shareholders
  on behalf of the Company...........        --       --        22,500            --      22,500
Net loss.............................        --       --            --       (80,679)    (80,679)
                                        -------     ----    ----------   -----------   ---------
Balance at December 31, 1995.........   300,000      300     4,781,378    (5,302,137)   (520,459)

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                            STATEMENTS OF CASH FLOWS

                     YEARS ENDED DECEMBER 31, 1994 AND 1995

                                                                  DECEMBER 31,
                                                              ---------------------
                                                                1994         1995
                                                              ---------    --------
Cash flows from operating activities:
  Net income (loss).........................................  $(110,800)   $(80,679)
  Expenses paid through contributions of additional paid-in
     capital................................................     34,200      13,975
  Increase (decrease) in accounts payable and taxes.........      1,600         800
  Increase (decrease) in accrued interest...................         --      28,404
  Increase in stockholder advances..........................     75,000      37,500
                                                              ---------    --------
          Net cash provided by operations...................         --          --
          Cash at beginning of period.......................         --          --
                                                              ---------    --------
          Cash at end of period.............................  $      --    $     --
                                                              =========    ========

   The accompanying notes are an integral part of these financial statements.

                              SONOMA INTERNATIONAL
                         NOTES TO FINANCIAL STATEMENTS

                           DECEMBER 31, 1994 AND 1995

NOTE A -- ORGANIZATION

     Sonoma Quicksilver Mines, Inc. was incorporated under the laws of the State of Nevada on June 10, 1940. The name was subsequently changed to Sonoma International (the "Company" or "Sonoma"). The Company had several failed business operations and since 1988 its only activity has been to search for a company or assets to acquire.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Income Taxes

     The Company accounts for income taxes in accordance with the asset and liability approach. Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax bases of assets and liabilities that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period plus or minus the change during the period in deferred tax assets and liabilities.

  Income (loss) per share

     Income (loss) per share of common stock is based upon the weighted average number of common shares outstanding for all periods presented after giving retroactive effect to a one for two hundred reverse split of the Company's common stock (See Note H).

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Accounting Standards Not Yet Adopted

     In October 1995, Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation" ("SFAS 123"), was issued. This statement requires the fair value of stock options and other stock-based compensation issued to employees to either be included as compensation expense in the income statement, or the pro forma effect on net income and earnings per share of such compensation expense to be disclosed in the footnotes to the Company's financial statements commencing with the Company's 1996 fiscal year. The Company expects to adopt SFAS 123 on a disclosure basis only. As such, implementation of SFAS 123 is not expected to impact the Company's balance sheet or statement of operations.

  Reclassifications

     Certain prior year amounts have been reclassified to conform with the current year presentation.

NOTE C -- GOING CONCERN UNCERTAINTY

     Sonoma has been inactive for a number of years and its continued existence is in doubt. The Company has no assets to pay its current obligations or additional obligations arising from incidental administrative expenses and interest expenses.

                              SONOMA INTERNATIONAL
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1994 AND 1995

     The Company plans to reduce its liabilities and acquire income producing assets through the issuance of additional stock and a merger with an operating partnership (Note H). The ability of the Company to continue in existence is dependent on the success of these plans.

NOTE D -- NOTES PAYABLE

     Notes payable consists of the following at December 31, 1994 and 1995:

                                                                1994       1995
                                                              --------   --------
Note payable dated June 12, 1991, due on demand to an
  individual bearing interest at 15% per annum; unsecured.
  Interest of $44,316 has been accrued through the
  settlement date. On September 27, 1995 a conditional
  settlement agreement was reached relieving Sonoma of the
  principal and accrued interest in exchange for 4,000 (post reverse split, see Note H) common shares of Sonoma. This
  settlement agreement is contingent upon Sonoma stock
  obtaining a market value and that the stock can be
  liquidated................................................  $ 60,974   $ 60,974
Note payable to two individuals, due on demand and
  unsecured. Interest of $15,861 has been accrued through
  the settlement date. On July 25, 1995, a conditional
  settlement agreement was reached releasing Sonoma of
  principal and accrued interest in exchange for 1,000 (post reverse split, see Note H) shares of the Company. This
  settlement agreement is contingent upon Sonoma stock
  obtaining a market value and that the stock can be
  liquidated................................................    45,861     45,861
Note payable to an individual settled in September, 1995....     5,000         --
Note payable to Sunwest Bank, due on demand with interest
  accruing at 10.5%; unsecured. Interest of $42,557 has been accrued through the settlement date. On September 7, 1995, a conditional settlement agreement was reached relieving
  Sonoma of the outstanding principal and accrued interest
  in exchange for a nominal cash amount and the issuance of
  1,000 (post reverse split, see Note H) shares of Sonoma
  common stock. This settlement is conditioned upon Sonoma
  common stock being listed on the National Bulletin Board
  and having a market value and that the stock can be
  liquidated................................................    43,556     43,556
Stockholders loans (see Notes E and F)......................   406,945         --
Note payable to Garfield Bank, due on demand with interest
  accruing at 16%; unsecured. Interest of $164,997 has been
  accrued through the settlement date. On September 8, 1995, a conditional settlement agreement had been reached
  relieving Sonoma of the principal amount owed and all
  accrued interest thereon conditioned on 4,250 (post
  reverse split, see Note H) shares of Sonoma common stock
  being transferred into the name of Garfield Bank (from
  other shareholders) and Sonoma common stock having a
  market value that can be liquidated.......................   112,000    112,000
                                                              --------   --------
Total notes payable.........................................  $674,336   $262,391
                                                              ========   ========

NOTE E -- STOCKHOLDERS DEFICIT

     In 1995, the Company entered into numerous conditional settlement agreements with various creditors in an attempt to settle all long term debt of Sonoma. Many of the settlement agreements are in the form of debt relief in exchange for common stock of the Company and conditioned upon the Company's common stock being listed on the National Bulletin Board and having a market value so that the stock can be liquidated. The

                              SONOMA INTERNATIONAL
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1994 AND 1995

conditional settlement amounts are still pending. The following other settlements which have no conditional elements have been concluded.

     On July 18, 1995, a settlement agreement was reached related to the unsecured 6% note payable that was in default with a former officer relieving Sonoma of the principal amount owed of $5,000 with $2,700 accrued interest, accounts payable of $22,000 with $7,335 of accrued interest by issuing 1,138 (post reverse split, see Note H) shares of Sonoma common stock, and was accounted for as a contribution to additional paid-in capital.

     During the year ended December 31, 1995 Sonoma reached agreements with two shareholders who were prior officers of the Company to settle amounts due to them approximating $444,445 through the issuance of 166,738 (post reverse split, see Note H) shares of the Company's common stock, and was accounted for as a contribution to additional paid-in capital.

     During the year ended December 31, 1995, Sonoma reached agreements with two individuals to settle amounts due to them approximating $8,800 through the transfer of 200 (post reverse split, see Note H) of the Company's common stock (transferred from other shareholders) and was accounted for as a contribution to additional paid-in capital.


     On September 27, 1995 Sonoma issued 4,000 (post reverse split, see Note H) shares of Sonoma common stock to satisfy a note payable of $60,974 and related accrued interest of $44,316.


     Professional fees of $13,700 were paid on behalf of Sonoma by certain shareholders. These expenses paid on behalf of the Company were accounted for as contributions to additional paid-in capital.

NOTE F -- RELATED PARTY TRANSACTIONS

     From 1989 through December 31, 1995, officers of the Company paid expenses and/or liabilities of Sonoma. Additionally, officers of Sonoma were owed consulting fees from the Company for current and past services rendered. During the year ended December 31, 1995, Sonoma and the officers have agreed to settle the outstanding amounts owed to them of $444,445 through the issuance of common stock. See Note E.

NOTE G -- INCOME TAXES

     The Company generated negligible taxable income and/or net operating losses during the years ended December 31, 1994 and 1995. Any existing available net operating losses at December 31, 1995 would be lost upon consummation of the acquisition transaction described in Note H. At December 31, 1995, the Company has a deferred tax asset of approximately $86,000 relating to amounts deducted for financial reporting losses not deducted for income tax reporting purposes. This asset has a valuation allowance recorded against it due to the uncertainty of generating future taxable income. There was no significant change in the valuation allowance from 1994.

NOTE H -- SUBSEQUENT EVENT

     As of September 12, 1996, the Company entered into an agreement (the "Agreement") with Clear Creek Investments, LLC, a Kentucky Limited Liability Company ("Clear Creek"), and holders of the limited partnership interests in Jamestown Resort & Marina, Ltd, a Kentucky limited partnership ("JRML"). JRML owns a resort and marina located on the Cumberland Lake in south central Kentucky.

     The Agreement requires the transfer and assignment to Sonoma of JRML's general partner and all limited partnership interests. There are several conditions to closing including the delivery to the Company of an appraisal which states that the assets of JRML as of the date of the appraisal have a fair market value of not less than $10,000,000. That appraisal has been delivered to the Company. In addition, the Agreement

                              SONOMA INTERNATIONAL
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)

                           DECEMBER 31, 1994 AND 1995

requires that the Company effect a one for two hundred reverse split, leaving 300,000 shares issued and outstanding, and issue 1,700,000 shares to Clear Creek and affiliated and related entities or individuals for the acquisition of JRML. The financial statements, including all references to the number of shares of common stock and all per share information, have been adjusted to reflect the common stock reverse split and the revised authorized number of common shares on a retroactive basis.


     On December 9, 1996, the transaction described above was consummated as described.

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The Stockholders
Key West Conch Harbor, Inc.

     We have audited the accompanying balance sheets of Key West Conch Harbor, Inc. as of December 31, 1994 and 1995, and the related statements of operations, stockholders' deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Key West Conch Harbor, Inc. as of December 31, 1994 and 1995, and the results of its operations and its cash flows for the years then ended, in conformity with generally accepted accounting principles.

     The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note C to the financial statements, the Company has incurred losses since its inception and at December 31, 1995, its current liabilities exceeded current assets by approximately $2,107,802. These factors raise substantial doubt as to the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note C. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                            KING GRIFFIN & ADAMSON

Dallas, Texas
October 18, 1996

                          KEY WEST CONCH HARBOR, INC.
                                 BALANCE SHEETS


         DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)


                                     ASSETS


                                                                   DECEMBER 31,
                                                              -----------------------   SEPTEMBER 30,
                                                                 1994         1995          1996
                                                              ----------   ----------   -------------
                                                                                         (UNAUDITED)
CURRENT ASSETS
  Cash......................................................  $    3,657   $   20,899    $   440,533
  Receivables...............................................       8,859        6,452         10,465
  Inventory.................................................          --        8,716         24,264
  Prepaid expenses and other................................         500       13,859         30,370
                                                              ----------   ----------    -----------
         Total current assets...............................      13,016       49,926        505,632
                                                              ----------   ----------    -----------
PROPERTY AND EQUIPMENT
  Land......................................................   1,786,640    1,810,818      1,816,298
  Land improvements.........................................     101,265      121,805        187,740
  Docks.....................................................     443,711      788,016      1,105,557
  Fuel Tanks................................................          --       72,609        155,994
  Furniture, fixtures and equipment.........................         550       20,178         48,837
  Construction in progress..................................          --      171,233          3,210
                                                              ----------   ----------    -----------
                                                               2,332,166    2,984,659      3,317,636
Less accumulated depreciation and amortization..............      29,719       70,717        114,885
                                                              ----------   ----------    -----------
Net property and equipment..................................   2,302,447    2,913,942      3,202,751
                                                              ----------   ----------    -----------
OTHER ASSETS
  Deferred loan fees, net of accumulated amortization of
    $1,002, $5,761
    and $10,673.............................................      13,545       16,712         58,948
                                                              ----------   ----------    -----------
         Total other assets.................................      13,545       16,712         58,948
                                                              ----------   ----------    -----------
         TOTAL ASSETS.......................................  $2,329,008   $2,980,580    $ 3,767,331
                                                              ==========   ==========    ===========
                        LIABILITIES AND STOCKHOLDERS' DEFICIT
CURRENT LIABILITIES
  Current portion of long-term debt (including $148,700,
    $378,584 and $596,041 to related parties)...............  $1,248,700   $1,928,584    $   699,041
  Accounts payable..........................................      71,792       23,897          2,423
  Accrued interest (including $71,798, $110,405 and $46,241
    to related parties).....................................      71,798      137,354        162,467
  Accrued liabilities.......................................      55,293       48,633         39,329
  Security deposits.........................................      10,000           --         29,500
  Deferred revenue..........................................          --       19,260         17,665
                                                              ----------   ----------    -----------
         Total current liabilities..........................   1,457,583    2,157,728        950,425
                                                              ----------   ----------    -----------
LONG-TERM LIABILITIES
Long-term debt, net of current maturities (including
  $990,800, $908,711 and $673,959 to related parties).......     990,800    1,108,711      3,845,695
                                                              ----------   ----------    -----------
         Total long-term liabilities........................     990,800    1,108,711      3,845,695
                                                              ----------   ----------    -----------
COMMITMENTS AND CONTINGENCIES (Notes C, D, G and H)
STOCKHOLDERS' DEFICIT
  Common stock; $10 par value; 100 shares authorized, issued
    and outstanding.........................................       1,000        1,000          1,000
  Additional paid-in capital................................          --           --       (680,000)
  Accumulated deficit.......................................    (120,375)    (286,859)      (349,789)
                                                              ----------   ----------    -----------
         Total stockholders' deficit........................    (119,375)    (285,859)    (1,028,789)
                                                              ----------   ----------    -----------
         TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIT........  $2,329,008   $2,980,580    $ 3,767,331
                                                              ==========   ==========    ===========


   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
                            STATEMENTS OF OPERATIONS


YEARS ENDED DECEMBER 31, 1994 AND 1995 AND NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)



                                                                                        NINE MONTHS
                                                           YEARS ENDED DECEMBER 31,        ENDED
                                                           ------------------------    SEPTEMBER 30,
                                                              1994          1995           1996
                                                           ----------    ----------    -------------
                                                                                        (UNAUDITED)
REVENUES
  Slip fees..............................................   $  73,715     $ 143,442      $  226,824
  Lease income from related party........................      92,675            --              --
  Fuel...................................................          --       507,914         893,209
  Other..................................................          --         2,557          27,668
                                                            ---------     ---------      ----------
          Total revenues.................................     166,390       653,913       1,147,701
                                                            ---------     ---------      ----------
COST OF REVENUES
  Slip...................................................      11,091        10,981           9,288
  Fuel...................................................          --       372,660         744,515
                                                            ---------     ---------      ----------
          Total cost of revenues.........................      11,091       383,641         753,803
                                                            ---------     ---------      ----------
GROSS PROFIT.............................................     155,299       270,272         393,898
SELLING, GENERAL AND ADMINISTRATIVE......................      60,478       152,007         144,382
DEPRECIATION AND AMORTIZATION............................      30,721        45,757          70,203
                                                            ---------     ---------      ----------
INCOME FROM OPERATIONS...................................      64,100        72,508         179,313
INTEREST EXPENSE (including interest to related parties
  of $91,800, $94,350 and $66,014).......................     184,475       238,992         242,243
                                                            ---------     ---------      ----------
NET INCOME (LOSS)........................................   $(120,375)    $(166,484)     $  (62,930)
                                                            =========     =========      ==========
Net loss per common share................................   $  (1,204)    $  (1,665)     $     (629)
                                                            =========     =========      ==========
Weighted average shares outstanding......................         100           100             100
                                                            =========     =========      ==========


   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
            STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)


YEARS ENDED DECEMBER 31, 1994 AND 1995 AND NINE MONTHS ENDED SEPTEMBER 30, 1996
                                  (UNAUDITED)



                                 COMMON STOCK     ADDITIONAL
                                ---------------    PAID-IN     ACCUMULATED   TREASURY
                                SHARES   AMOUNT    CAPITAL       DEFICIT       STOCK        TOTAL
                                ------   ------   ----------   -----------   ---------   -----------
Balance at January 1, 1994....   100     $1,000    $     --     $      --    $      --   $     1,000
Net loss for the year ended
  December 31, 1994...........    --         --          --      (120,375)          --      (120,375)
                                 ---     ------    --------     ---------    ---------   -----------
Balance at December 31,
  1994........................   100      1,000          --      (120,375)          --      (119,375)
Net loss for the year ended
  December 31, 1995...........    --         --          --      (166,484)          --      (166,484)
                                 ---     ------    --------     ---------    ---------   -----------
Balance at December 31,
  1995........................   100      1,000          --      (286,859)          --      (285,859)
Purchase of 73.625 shares.....    --         --          --            --     (830,000)     (830,000)
Sale of 73.625 shares.........    --         --    (680,000)           --      830,000       150,000
Net loss for the nine months
  ended September 30, 1996
  (unaudited).................    --         --          --       (62,930)          --       (62,930)
Balance at September 30, 1996
  (unaudited).................   100     $1,000    (680,000)    $(349,789)   $      --   $(1,028,789)
                                 ===     ======    ========     =========    =========   ===========


   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
                            STATEMENTS OF CASH FLOWS


                   YEARS ENDED DECEMBER 31, 1994 AND 1995 AND


                NINE MONTHS ENDED SEPTEMBER 30, 1996 (UNAUDITED)



                                                       YEARS ENDED DECEMBER 31,    NINE MONTHS ENDED
                                                       -------------------------     SEPTEMBER 30,
                                                           1994          1995            1996
                                                       ------------   ----------   -----------------
                                                                                      (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss...........................................   $  (120,375)   $(166,484)      $(62,930)
  Adjustments to reconcile net loss to net cash
     provided (used) by operating activities:
  Depreciation and amortization......................        29,719       40,998         65,291
  Amortization of deferred loan fees.................         1,002        4,759          4,912
  Changes in assets and liabilities:
  Receivables........................................        (8,859)       2,407         (4,013)
  Inventory..........................................            --       (8,716)       (15,548)
  Prepaid expenses and other.........................          (500)     (13,359)       (16,511)
  Accounts payable...................................        71,792      (47,895)       (21,474)
  Accrued interest...................................        71,798       65,556         25,113
  Accrued liabilities................................        55,293       (6,660)        (9,304)
  Security deposits..................................        10,000      (10,000)        29,500
  Deferred revenue...................................            --       19,260         (1,595)
                                                        -----------    ---------       --------
          Net cash provided (used) by operating
            activities...............................       109,870     (120,134)        (6,559)
                                                        -----------    ---------       --------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchases of property and equipment................    (2,332,166)    (652,493)      (332,977)
                                                        -----------    ---------       --------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from bank and related party loans.........     2,239,500      797,795      2,066,392
  Repayments of borrowings...........................            --           --       (580,074)
  Organization and loan costs........................       (14,547)      (7,926)       (47,148)
  Purchase of treasury stock.........................            --           --       (830,000)
  Sale of treasury stock.............................            --           --        150,000
  Proceeds from issuance of common stock.............         1,000           --             --
                                                        -----------    ---------       --------
          Net cash provided by financing
            activities...............................     2,225,953      789,869        759,170
                                                        -----------    ---------       --------
NET INCREASE IN CASH.................................         3,657       17,242        419,634
Cash at beginning of the period......................            --        3,657         20,899
                                                        -----------    ---------       --------
Cash at end of the period............................   $     3,657    $  20,899       $440,533
                                                        ===========    =========       ========
SUPPLEMENTAL DISCLOSURES
Cash paid during the period for interest.............   $   112,674    $ 248,141       $217,130
                                                        ===========    =========       ========
SUPPLEMENTAL SCHEDULE OF NON-CASH INVESTING AND
  FINANCING ACTIVITIES
Assumption of debt in connection with the purchase of
  property and equipment.............................   $ 2,332,166    $ 652,493       $332,977
                                                        ===========    =========       ========


   The accompanying notes are an integral part of these financial statements.

                          KEY WEST CONCH HARBOR, INC.
                         NOTES TO FINANCIAL STATEMENTS


         DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)


NOTE A -- ORGANIZATION

  General

     Key West Conch Harbor, Inc. (the "Company") is a S-Corporation, incorporated in the State of Florida on December 23, 1993 for the purposes of acquiring, developing, and operating a marina facility in Key West, Florida.

NOTE B -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Statement of Cash Flows

     For purposes of the statement of cash flows, cash equivalents include time deposits, certificates of deposits, and all highly liquid debt instruments with original maturities of 3 months or less when purchased.

  Inventory

     Inventory is stated at the lower of cost or market and consists of fuel. Cost is determined on the first-in, first-out ("FIFO") method of accounting.

  Property and Equipment

     Property and equipment are stated at cost. The Company provides for depreciation on the straight-line method over the estimated useful lives of the related assets. Major classes of property and equipment and their related useful lives are as follows:

                                                              LIFE IN
                        MAJOR CLASS                            YEARS
                        -----------                           -------
Land improvements...........................................    20
Docks.......................................................    20
Furniture, fixtures and equipment...........................     7
Computer equipment..........................................     5

     Maintenance and repairs are expensed as incurred. Replacements and betterments are capitalized.

  Deferred Loan Fees

     Loan fees are capitalized and amortized over the life of the loan using the straight-line method.

  Revenue Recognition

     Annual or seasonal slip rentals received are recognized as deferred revenue and amortized into income over the life of the rental contract using the straight-line method. All other revenues are recognized at the time the rental occurs or the delivery of the product or service takes place.

  Lease income

     During 1994 all fuel operations where leased to a related party who made lease payments of all interest on the first mortgage. Income recorded in 1994 from these payments was $92,675.

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


         DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)


  Loss per share

     Loss per share of common stock is based upon the weighted average number of common shares outstanding. There is no effect on loss per share after giving effect to proforma income taxes as if the Company was taxed as a C-Corporation.

  Use of Estimates and Assumptions

     Management uses estimates and assumptions in preparing financial statements in accordance with generally accepted accounting principles. Those estimates and assumptions affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses. Actual results could vary from the estimates that were used.

  Income Taxes

     Taxable income or loss of the S-Corporation is allocated to the shareholders in accordance with the provisions of the Stockholders agreement. The Company qualifies as a S-Corporation and as such, Federal income taxes accrue to the shareholders rather than to the Company. Accordingly, the accompanying statements of operations of the Company include no provision for Federal income taxes.


  Unaudited Period



     The financial information as of September 30, 1996 and for the nine months ended September 30, 1996 is unaudited. In the opinion of management, such information contains all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of the results for such period. The results of operations for the interim period is not necessarily indicative of the results of operations for the full fiscal year.


NOTE C -- GOING CONCERN UNCERTAINTY

     As reflected in the statements of operations, the Company incurred net losses of $120,375 and $166,484 in 1994 and 1995, respectively. At December 31, 1995, current liabilities exceed current assets by $2,107,802. These factors, among others, raise substantial doubt as to the Company's ability to continue as a going concern.

     Management has been successful in the past in negotiating delays in the payment of the Company's loans and was successful in refinancing the mortgage debt (Notes D and H) subsequent to December 31, 1995. Management is also negotiating to transfer ownership and control of the Company to a public company (Note H). The public company has plans to raise additional capital in the public market after the acquisition.

     The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts or classification of liabilities which may result from the possible inability of the Company to continue as a going concern.

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


         DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)


NOTE D -- NOTES PAYABLE AND LONG-TERM DEBT

                                                                    DECEMBER 31,
                                                              ------------------------
                                                                 1994          1995
                                                              ----------    ----------
First mortgage..............................................  $1,100,000    $1,550,000
Second mortgage -- stockholder..............................     500,000       500,000
Third mortgage -- related party.............................     200,000       200,000
First note -- stockholder...................................     245,000       245,000
Second note -- stockholder..................................     125,000       125,000
Working capital note -- stockholder.........................      69,500        57,295
First note payable..........................................          --       200,000
Second note payable -- stockholders.........................          --       160,000
                                                              ----------    ----------
                                                               2,239,500     3,037,295
Less current maturities.....................................   1,248,700     1,928,584
                                                              ----------    ----------
Long-term portion...........................................  $  990,800    $1,108,711
                                                              ==========    ==========

     First Mortgage. On December 29, 1993 the Company entered into a note payable for $1,100,000 with a financial institution to purchase the marina. The note is collateralized by the property. The mortgage is at a variable rate of 1 1/2% above the banks prime rate and matures on June 29, 2010. Payments of interest were required from January 29, 1994 through July 29, 1995, thereafter monthly payment of principal and interest were required to fully amortize the note through the maturity date.

     On March 27, 1995 the Company renegotiated the variable rate note with the financial institution for $1,550,000 (which included unpaid interest). This note matures with all the principal due on October 1, 1996 and requires monthly interest payments beginning on May 1, 1995, at a rate of 1% over the banks index. (See Note H).

     Prepaid interest on this note was $13,359 at December 31, 1995.

     Second Mortgage. On December 28, 1993 the Company entered into a $500,000 promissory note with a stockholder, at a fixed rate of 8%, collateralized by a second mortgage on the property. Annual payments are required for principal and interest totaling $50,000 commencing on January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. Accrued interest was $40,000 and $44,257 at December 31, 1994 and 1995, respectfully.

     Third Mortgage. As part of the original purchase the Company entered into a $200,000 promissory note with a related party. This note had a fixed rate of 10% and matures on March 15, 1997. (See Note H).

     On January 13, 1995 the Company renewed the $200,000 promissory note, subordinate to the first and second mortgage, with a stockholder, at a fixed rate of 10%. The note matures on January 13, 1997 and requires monthly interest payments.

     First Note to Stockholder. On December 28, 1993 the Company entered into a $245,000 promissory note with a stockholder, at a fixed rate of 8%. Annual payments are required of $50,000 (principal and interest) commencing January 5, 1995 and continuing until the maturity date of January 5, 2004. Principal and interest payments due on January 5, 1995, were deferred. At December 31, 1994 and 1995 accrued interest was $19,600 and $39,200, respectively. (See Note H).

     Second Note to Stockholder. On December 28, 1993 the Company entered into a $125,000 promissory note with a stockholder, at a fixed rate of 8% with a maturity date in July 2001. Annual interest payments are required commencing on January 5, 1995 and continuing until the maturity date in July 2001. Interest due on

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


         DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)


January 5, 1995 was deferred. At December 31, 1994 and 1995 accrued interest was $10,000 and $20,000, respectively. (See Note H).

     Working Capital Note to Stockholder. During 1994, working capital of $69,500 was provided to the Company by a stockholder at a fixed rate of 8%. The timing of the repayment of the note payable is at the discretion of the Company and is classified as current maturities in the accompanying balance sheets. The balance outstanding at December 31, 1994 and 1995 was $69,500 and $57,295, respectively. At December 31, 1994 and 1995 accrued interest was $2,198 and $6,948, respectively.

     First Note Payable. On August 3, 1995 the Company entered into a $200,000 promissory note with a financial institution maturing on February 3, 1999, at a variable rate of 1 3/4% above the financial institutions base rate. Monthly interest payments are required.

     Second Note Payable. The following two notes were entered into by stockholders of the Company to provide operating funds.

     On October 2, 1995 the stockholders entered into a note payable for $100,000 with the principal maturing on October 2, 1996, at a variable rate of 1% over prime. Monthly interest payments commencing on November 2, 1995 are required.

     On December 27, 1995 the stockholders entered into a second note payable for $100,000 with the principal maturing on November 27, 1996, at a variable rate of 2% over prime. Monthly interest payments commencing on January 27, 1995 are required. At December 31, 1995 $60,000 had been drawn and is outstanding under this note payable.

     Aggregate maturities of long-term debt at December 31, 1995 are as follows:

1996.............................................  $1,928,584
1997.............................................     284,752
1998.............................................      87,636
1999.............................................     290,760
2000.............................................      94,143
Thereafter.......................................     351,420
                                                   ----------
          Total..................................  $3,037,295
                                                   ==========

NOTE E -- FAIR VALUE OF FINANCIAL INSTRUMENTS

     Statement of Financial Accounting Standards No. 107, "Disclosure About Fair Value of Financial Instruments", requires disclosure about the fair value of all financial assets and liabilities for which it is practicable to estimate. Cash, accounts receivable, accounts payable and other liabilities are carried at amounts that reasonably approximate their fair values.

     The carrying amount and fair value of notes payable and long-term debt are as follows:

                                                         DECEMBER 31, 1995
                                                      ------------------------
                                                       CARRYING        FAIR
                                                        AMOUNT        VALUE
                                                      ----------    ----------
Variable rate debt..................................  $1,910,000    $1,910,000
Fixed rate debt.....................................   1,070,000     1,151,250
Demand note.........................................      57,296        57,296

                          KEY WEST CONCH HARBOR, INC.
                  NOTES TO FINANCIAL STATEMENTS -- (CONTINUED)


         DECEMBER 31, 1994 AND 1995 AND SEPTEMBER 30, 1996 (UNAUDITED)


     The fair value of the Company's fixed rate debt have been estimated based upon relative changes in the Company's variable borrowing rates since origination of the fixed rate debt. Fair values of variable rate debt and demand notes are deemed to approximate carrying amount.

NOTE F -- RELATED PARTY TRANSACTIONS

     The Company has a $9,381 payable to a stockholder related to commissions earned in conjunction with the purchase of the marina on December 28, 1993. In addition, the Company has a $30,000 payable to a stockholder for a finders fee in conjunction with the purchase of the marina.

     During 1994 and 1995, the Company entered into various notes payable with stockholders of the Company. See Note D.

     Accrued interest due to the stockholders was $71,798 and $110,405 at December 31, 1994 and 1995, respectively. Interest expense in connection with notes due to stockholders was $91,800 and $94,350 during 1994 and 1995, respectively.

     Upon formation of the S Corporation, the Company purchased the Key West facility for approximately $2,300,000 from a stockholder. This purchase price approximated the fair market value of the property.

NOTE G -- CONTINGENT LIABILITIES

     In the normal course of its business, the Company is subject to litigation. Management of the Company, based on discussions with its outside legal counsel, does not believe any claims, individually or in the aggregate, will have a material adverse impact on the Company's financial position, results of operations or cash flows.

NOTE H -- SUBSEQUENT EVENTS

     On July 25, 1996 the majority stockholder sold 73.625 shares to a third party which resulted in a change in control of the Company in exchange for $1,700,000.

     On April 8, 1996, the Company entered into a loan agreement for $2,724,185 maturing on April 1, 2016. This agreement renewed and consolidated the first mortgage of $1,550,000 with an additional amount of $1,174,185 which was used to pay off the third mortgage, the second note payable, to provide operating funds and to fund expansion of the fuel system. The agreement requires twenty-four monthly interest payments beginning May 1, 1996 at a rate of 9% and two hundred and sixteen monthly principal and interest payments of $25,510 beginning May 1, 1998 at a rate of 9% during the first 36 payments and 1% over prime thereafter.

     Effective of October 31, 1996, the Company, by consent of the stockholders, entered into an agreement (the "Agreement") with Sonoma International ("Sonoma"), a public company. The Agreement requires the transfer and assignment to Sonoma of all of the common stock of the Company in exchange for 300,000 shares of common stock of Sonoma.

NOTE I -- EVENT SUBSEQUENT TO THE DATE OF THE REPORT OF INDEPENDENT AUDITOR (unaudited)

     On December 9, 1996, the transaction described in Note H was consummated as described.

             ======================================================

  NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR THE UNDERWRITERS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR ANY OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
Prospectus Summary....................     1
Risk Factors..........................     4
Use of Proceeds.......................     9
Dividend Policy.......................    10
Dilution..............................    10
Capitalization........................    11
Selected Consolidated Financial
  Information.........................    12
Management's Discussion and Analysis
  of Financial Condition and Results
  of Operations.......................    13
Business..............................    16
Management............................    21
Certain Transactions..................    24
Principal Stockholders................    25
Description of Capital Stock..........    25
Underwriting..........................    28
Legal Matters.........................    29
Experts...............................    29
Additional Information................    30
Index to Financial Statements.........   F-1

     UNTIL             , 1997 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL
DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATIONS OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.
             ======================================================
             ======================================================

                                3,000,000 SHARES

                                     SONOMA
                                 INTERNATIONAL

                                  COMMON STOCK
                       ---------------------------------
                                   PROSPECTUS
                       ---------------------------------
                        NATIONAL SECURITIES CORPORATION

                                            , 1997

             ======================================================

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Company's Articles of Incorporation and Bylaws provide that the Company will indemnify its directors and officers to the fullest extent provided by Nevada law. In addition, the Articles of Incorporation contain a provision limiting a director's and officer's liability for monetary damages to the fullest extent permitted by Nevada law.

     Furthermore, Section 78.751 of the Nevada General Corporation Law (the "NGCL") contains provisions relating to indemnification of officers and directors. Section 78.751(1) provides that a corporation may indemnify any person who was or is a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except for an action by or in right of the corporation by reason of the fact that he was a director, officer, employee or agent of the corporation. In order to indemnify, it must be shown that he acted in good faith and in a manner he reasonably believed to be in the best interest of the corporation. Generally, no indemnification may be made where the person has been determined to be negligent or guilty of misconduct in the performance of his duty to the corporation.

     Section 78.751(2) of the NGCL further allows the corporation to indemnify any person who was or is a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the corporation, including amounts paid in settlement and attorneys' fees if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter to which a court of competent jurisdiction has adjudged an officer or director liable to the corporation, unless and only to the extent that a court of competent jurisdiction determines that in view of the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses.

     To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding discussed in the preceding paragraphs, Section 78.751(3) of the NGCL provides that he must be indemnified by the corporation against expenses, including attorney's fees, actually and reasonably incurred by him in connection with the defense.

     Except when indemnification is required by a court of competent jurisdiction, Section 78.751(4) of the NGCL states that the corporation shall only indemnify upon a determination of (i) the shareholders; (ii) majority vote of the board that were not parties to the action; (iii) if ordered by a majority vote of a quorum of directors who were not parties to the action, suit or proceeding, by independent legal counsel in a written opinion; or (iv) by independent legal counsel in a written opinion if no quorum of directors who were not parties to the action may be obtained.

     Unless ordered by a court of competent jurisdiction, indemnification may not be made to or on behalf of any officer or director if a final adjudication establishes that his acts or omissions involved intentional misconduct, fraud or a knowing violation of the law and were material to the cause of action.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The estimated expenses to be incurred in connection with the issuance and distribution of the Common Stock covered by this Registration Statement, all of which will be paid by the Company are as follows:

Registration Fees...........................................  $  6,928.00
Accounting Fees and Expenses................................   150,000.00
Printing Expenses...........................................   150,000.00
Legal Fees and Expenses.....................................   300,000.00
Miscellaneous...............................................  $325,000.00
                                                              -----------
          Total.............................................  $931,928.00
                                                              ===========

ITEM 26. UNREGISTERED SECURITIES ISSUED OR SOLD WITHIN ONE YEAR.

     As a result of the closing of the acquisition of Jamestown and Key West, a total of 2,000,000 shares of Common Stock were issued on December 9, 1996. The Company issued 1,700,000 of the aforementioned shares to the holders of all the limited partnership interests of Jamestown Resort & Marina, Ltd. in exchange for those limited partnership interests and all the outstanding shares of Jamestown Resort & Marina, Inc. A total of 300,000 of the above described shares were issued to the stockholders of Key West Conch Harbor, Inc. in exchange for all the issued and outstanding shares of common stock in Key West. In September 1995 a total of 172,101 shares of Common Stock were issued to Gary V. Sutley for management services rendered to the Company and in lieu of salary. The securities issued above were not registered and the Company is relying upon Rule 145 for an exemption therefrom as the Common Stock was issued and acquired as a result of a merger or acquisition.

ITEM 27. INDEX TO EXHIBITS.


     The following is a list of all exhibits filed as a part of this Registration Statement on Form SB-2, including those incorporated herein by reference.



        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
           1.1           -- Underwriting Agreement
           1.2           -- Representative's Warrant Agreement
           3.1           -- Articles of Incorporation of the Company, as amended to date.
           3.2           -- Bylaws of the Company.
           4.1           -- Specimen Common Stock Certificate.
           5.1           -- Opinion re: legality.**
          10.1           -- Jamestown Lease with Corps including amendments.
          10.2           -- Texaco Star Port Franchise Agreement.
          10.3           -- Jamestown/Commonwealth of Kentucky Development Agreement.
          10.4           -- NationsCredit Promissory Note.
          10.5           -- James Frye Employment Agreement.
          10.6           -- Purchase and Sale Agreement between Key West and Chevron
                            U.S.A. Inc.
          10.7           -- Special Warranty Deed -- Key West.
          10.8           -- Quit Claim Deed -- Key West.
          10.9           -- Promissory Note TIB Bank of the Keys.
          10.10          -- Securities Exchange Agreement between Sonoma and Key West
                            Conch Harbor, Inc.
          10.11          -- Securities Exchange Agreement between Sonoma and
                            Jamestown Harbor & Resort.

        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------
          11.1           -- Statement Regarding Computation of Pro Forma Per Share
                            Data*
          21.1           -- Subsidiaries
          23.1           -- Consent of Jackson Walker, L.L.P.**
          23.2           -- Consent of Camhy Karlinsky & Stein LLP.**
          23.3           -- Consent of King Griffin & Adamson P.C.*
          23.4           --Consent of Marshall, Hill, Cassas & deLipkau**
          24.1           -- Power of Attorney (Included on II-5 and II-6).
          27.1           -- Financial Data Schedule.


---------------

*  Filed herewith.

** To be filed by Amendment.

ITEM 28. UNDERTAKINGS.

     The Registrant hereby undertakes to:

          (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

             (i) Include any prospectus required by section 10(a)(3) of the Securities Act;

             (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement;

             (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

     In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Lexington, State of Kentucky, on January 17, 1997.

                                            SONOMA INTERNATIONAL

                                            By:       /s/ JAMES L. FRYE
                                              ----------------------------------
                                                        James L. Frye,
                                                President and Chief Executive
                                                            Officer
                                                (Principal Executive Officer)

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed below by the following persons on behalf of the Registrant in the capacities indicated on January 17, 1997.

                 SIGNATURE                                         TITLE
                 ---------                                         -----

             /s/ JAMES L. FRYE                  President and Chief Executive Office and
--------------------------------------------      Director (Principal Executive Officer)
               James L. Frye

             /s/ PETER SACKMANN                 Chief Financial Officer (Principal Financial
--------------------------------------------      and Accounting Officer)
               Peter Sackmann

             /s/ R. DUDLEY WEBB                 Director, Chairman of Board
--------------------------------------------
               R. Dudley Webb

          /s/ MARTHA LAYNE COLLINS              Director, Vice Chairman of Board
--------------------------------------------
            Martha Layne Collins

       /s/ DR. BARRETT BERNARD, M.D.            Director
--------------------------------------------
         Dr. Barrett Bernard, M.D.

            /s/ CHARLES W. HENNE                Director
--------------------------------------------
              Charles W. Henne

             /s/ GLENN HOSKINS                  Director, Secretary
--------------------------------------------
               Glenn Hoskins

        /s/ DR. EDWIN NIGHBERT, M.D.            Director
--------------------------------------------
          Dr. Edwin Nighbert, M.D.

               /s/ FRED SKOMP                   Director, Vice President -- Development
--------------------------------------------
                 Fred Skomp

             /s/ IRVIN STUMLER                  Director
--------------------------------------------
               Irvin Stumler

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned Officers and Directors of Sonoma International (the "Company") hereby constitutes and appoints James L. Frye or Peter Sackmann (with full power to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place and stead, in any and all capacities, to sign, execute, and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute or substitutes, may lawfully do or cause to be done.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on January 17, 1997.

                                            SONOMA INTERNATIONAL

                                            By:      /s/  JAMES L. FRYE
                                              ----------------------------------
                                              James L. Frye
                                              President and Chief Executive
                                                Officer

                                            By:     /s/  PETER SACKMANN
                                              ----------------------------------
                                              Peter Sackmann
                                              Chief Financial Officer (Principal
                                                Financial and Accounting
                                                Officer)

                                            By:     /s/  R. DUDLEY WEBB
                                              ----------------------------------
                                              R. Dudley Webb
                                              Director, Chairman of Board

                                            By:  /s/  MARTHA LAYNE COLLINS
                                              ----------------------------------
                                              Martha Layne Collins
                                              Director, Vice Chairman of Board

                                            By: /s/  DR. BARNETT BERNARD, M.D.
                                              ----------------------------------
                                              Dr. Barnett Bernard, M.D.
                                              Director

                                            By:    /s/  CHARLES W. HENNE
                                              ----------------------------------
                                              Charles W. Henne
                                              Director

                                            By:      /s/  GLENN HOSKINS
                                              --------------------------------
                                              Glenn Hoskins
                                              Director, Secretary

                                            By:  /s/  DR. EDWIN NIGHBERT, M.D.
                                              ----------------------------------
                                              Dr. Edwin Nighbert, M.D.
                                              Director

                                            By:       /s/  FRED SKOMP
                                              ----------------------------------
                                              Fred Skomp
                                              Director, Vice
                                                President -- Development

                                            By:      /s/  IRVIN STUMLER
                                              ----------------------------------
                                              Irvin Stumler
                                              Director

                                 EXHIBIT INDEX


        EXHIBIT
         NUMBER                             DESCRIPTION OF EXHIBIT
        -------                             ----------------------

           1.1           -- Underwriting Agreement
           1.2           -- Representative's Warrant Agreement
           3.1           -- Articles of Incorporation of the Company, as amended to date.
           3.2           -- Bylaws of the Company.
           4.1           -- Specimen Common Stock Certificate.
           5.1           -- Opinion re: legality.**
          10.1           -- Jamestown Lease with Corps including amendments.
          10.2           -- Texaco Star Port Franchise Agreement.
          10.3           -- Jamestown/Commonwealth of Kentucky Development Agreement.
          10.4           -- NationsCredit Promissory Note.
          10.5           -- James Frye Employment Agreement.
          10.6           -- Purchase and Sale Agreement between Key West and Chevron
                            U.S.A. Inc.
          10.7           -- Special Warranty Deed -- Key West.
          10.8           -- Quit Claim Deed -- Key West.
          10.9           -- Promissory Note TIB Bank of the Keys.
          10.10          -- Securities Exchange Agreement between Sonoma and Key West
                            Conch Harbor, Inc.
          10.11          -- Securities Exchange Agreement between Sonoma and
                            Jamestown Harbor & Resort.
          11.1           -- Statement Regarding Computation of Pro Forma Per Share
                            Data*
          21.1           -- Subsidiaries
          23.1           -- Consent of Jackson Walker, L.L.P.**
          23.2           -- Consent of Camhy Karlinsky & Stein LLP.**
          23.3           -- Consent of King Griffin & Adamson P.C.*
          23.4           -- Consent of Marshall, Hill, Cassas & deLipkau**
          24.1           -- Power of Attorney (Included on II-5 and II-6).
          27.1           -- Financial Data Schedule.


---------------

*  Filed herewith.

** To be filed by Amendment.